U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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Riverside Manitoba Inc.

 (Name of small business issuer in its charter)

Nevada (State of jurisdiction of incorporation or organization)	2721 (Primary Standard Industrial Classification Code Number)	16-1622566 (I.R.S. Employer Identification No.)

55 Braintree Crescent, Winnipeg, Manitoba, R3J 1E1   (204) 228-9695

(Address and telephone number of principal executive offices)

55 Braintree Crescent, Winnipeg, Manitoba, R3J 1E1

(Address of principal place of business or intended principal place of business)

 Corporate Service Center, Inc., 5190 Neil Road, Suite 430, Reno, Nevada 89502

 (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]  _________________________.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]  _________________________.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]  _________________________.

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of securities to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	8,989,159	$0.001	$8,989	$8.99

(1) The shares to be registered may be offered for sale and sold from time to time subsequent to the date on which this registration statement remains effective, by or for the accounts of the selling security holders.
(2) Estimated solely for purposes of determining the filing fee pursuant to Rule 447(o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Registration Statement dated January 30, 2006

RIVERSIDE MANITOBA INC.

8,989,159 shares of common stock

The Offering:

Per Share        Total

Offering Price

$    0.001

$   8,989

Proceeds to Riverside

$           0

$          0

Offering Expenses¹

$    0.005

$ 74,000

¹ Offering Expenses include legal, accounting, printing and related costs incurred in connection with this offering.

Riverside Manitoba, Inc. (“Riverside”) is registering a total of 8,989,159 shares of common stock. The shares are being registered for resale on behalf of its shareholders as identified beginning on page 9. The shares to be registered constitute 100% of the issued and outstanding stock as of January 30, 2006. Riverside will not receive any of the proceeds from the sale of the shares by the selling shareholders.

No public market for Riverside securities offered currently exists. Further, Riverside cannot provide any assurance that, following the registration of the shares being registered in this registration statement, any shares registered in this registration statement can be sold.

This offering represents a registration of issued and outstanding shares on behalf of the shareholders of Riverside Manitoba, Inc (“Riverside”). Owning Riverside common stock involves a high degree of risk and the securities offered hereby are highly speculative. SEE “RISK FACTORS” BEGINNING ON PAGE 4 TO READ ABOUT RISKS. You should carefully consider these risks in holding shares of Riverside common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the prospectus filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is permitted.

You should rely only on the information contained in this prospectus. Riverside has not authorized any other person to provide you with information different from that contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of any common stock. The prospectus is not an offer to sell, nor is it an offer to buy, common stock in any jurisdiction in which the offer or sale is not permitted.

Riverside Expects Losses To Continue For The Foreseeable Future.
Riverside Has a Limited Operating History.
Riverside Has a History Of Uncertainty About Continuing As a Going Concern.
Riverside Cannot Represent That It Will Be Successful In Realizing Revenue.
If Riverside's Revenue Model Is Not Successful, Its Business Will Fail.
Competition May Adversely Affect Riverside.
Riverside Relies Substantially Upon Management.
Control Lies in the Hands of Existing Management and Shareholders.
Riverside Relies Substantially Upon Its Ability to Attract and Retain Key Personnel.
Consequence of Liquidation Would Cause Investors to Lose Their Initial Investment.

Risks Related to Magazine Publishing	5
Magazine Printing and Distribution Is Highly Speculative.
SAY Readership Depends on a Specific Demographic.
SAY Depends on Advertising Revenues.
SAY Faces Competition From Publishing Businesses and Other Media Sources.
SAY Depends On Outside Contributors For Editorial Content Of SAY Magazine.
Paper Costs and Postal Rates Could Fluctuate.
SAY Must Develop and Maintain a Distinctive Brand Identity.
If Riverside Cannot Establish a Subscriber Base the Business Will Fail.

Risks Related to Riverside's Shares	7
There Is No Public Trading Market For Riverside Stock.
Riverside Does Not Pay Dividends.
Return of Investor's Capital Contributions Are Not Guaranteed.
Riverside May Require Additional Capital Funding.
Riverside's Shareholders May Face Significant Restrictions on Their Stock.

ii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements with related notes appearing elsewhere in this prospectus.

The Company

Riverside Manitoba Inc., (hereinafter referred to as “Riverside”), is a corporation formed under the laws of the state of Nevada on February 12, 2002, as Homelands Security, Inc., to provide security and private investigation consulting services. Riverside abandoned these efforts in February of 2004. On January 18, 2005, Riverside changed its name to “Riverside Manitoba Inc.,” and subsequently concluded a Stock Purchase and Sale Agreement with Spirit of Youth Enterprises, Inc., (“Spirit Enterprises”) to acquire 100% of the outstanding shares of Spirit Enterprises in exchange for 5,000,000 common shares of Riverside.

Since the owners of Spirit Enterprises obtained the majority of the outstanding shares of Riverside through the acquisition, it was accounted for as a reverse merger or recapitalization of Riverside. Spirit Enterprises is considered the acquirer for accounting purposes. Therefore, the narrative and consolidated financial statements herein include the operations of Spirit Enterprises from January 1, 2003, through January 20, 2005, and the combined entity from January 21, 2005, the date of acquisition.

Spirit Enterprises is a Manitoba corporation in the business of publishing and distributing “SAY Magazine” (“SAY”) for and about Native/Aboriginal youth — one of the largest growing demographic groups in North America. SAY, the largest magazine for and about young Native/Aboriginals, is distributed to both Native/Aboriginal and non-native youth alike. The magazine is useful for those interested in reaching an expanding Native/Aboriginal youth target market across North America.

SAY Magazine commenced publishing with the first issue in the summer of 2002 and now publishes quarterly as well as Special Edition issues. Each issue of SAY consists of 48 pages with regular sections including Lifestyle and Wellness, Entertainment, Sports, Fashion and an Events Calendar. Profiles of inspiring and motivational native youth from a variety of career backgrounds are also featured. Spirit Enterprises has published upwards of 400,000 copies to date.

The SAY companion website is located at www.saymag.com. The creation of the website was undertaken for the purpose of making the printed version of the magazine more accessible. In 2005 there were over one hundred and thirty three thousand hits to SAY’s online magazine each month.

Riverside’s executive offices are located at 55 Braintree Crescent, Winnipeg, Manitoba, R3J 1E1 Canada and Riverside’s telephone number is (204) 228-9695. Riverside’s registered statutory office is located at 5190 Neil Road, Suite 430, Reno, Nevada 89502.

                                                   The Offering

Common stock offered by the selling shareholders              Up to 8,989,159 shares

Common stock outstanding as of January 30, 2006               8,989,159 shares

Terms of the Offering                                         The selling shareholders will determine when and
                                                              how they will sell the common stock offered by this
                                                              registration statement. See "Plan of Distribution."

Use of proceeds                                               Riverside will not receive any of the proceeds from
                                                              the sale of common stock by the selling
                                                              shareholders.

Plan of Distribution

Riverside is registering a total of 8,989,159 shares of common stock for resale on behalf of its selling shareholders. The selling security holders or pledgees, donees, transferees, or other successors in interest selling shares received from a named selling security holder as a gift, partnership, distribution, or other non-sale-related transfer after the effective date of this registration statement may sell the shares from time to time. Registration of the common stock does not mean, however, that the common stock will be offered or sold. The selling security holders may also decide not to sell all or any of the shares they are allowed to sell under this registration statement. The selling security holders will act independently of Riverside in making any decision with respect to the timing, manner and size of each sale. Should a public market for Riverside’s common stock develop, sales could be made in the over the counter market or otherwise, at prices related to the then current market price.

Risk Factors

Investing in Riverside’s stock involves certain risks. Please review these “Risk Factors” beginning on page 4.

Summary Financial Information

The following summary consolidated financial information should be read together with Riverside’s consolidated financial statements with their accompanying notes and “Management’s Discussion and Analysis” included elsewhere within this prospectus.

The summary financial information for the years ended December 31, 2004 and 2003 has been derived from Riverside’s audited consolidated financial statements included elsewhere within this prospectus. The summary financial information for the periods ended September 30, 2005 and 2004 has been derived from Riverside’s unaudited consolidated financial statements included elsewhere in this prospectus. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments which consist only of normal recurring adjustments necessary for a fair presentation of the financial statements and results of operations for the periods presented.

Statement of Operations Summary

                                            Nine Months Ended                             Year Ended
                                              September 30,                              December 31,
                                       2005                 2004                   2004                2003
                                  ---------------     ------------------     -----------------     --------------

Sales                         $          168,775  $             295,563  $            365,480  $         140,438
Cost of Sales                             69,237                203,217               259,873             75,175
                                  ---------------     ------------------     -----------------     --------------
                                  ---------------     ------------------     -----------------     --------------
Gross Margin                              99,538                 92,346               105,607             65,263
Expenses                                 207,727                130,643               205,694            112,581
                                  ---------------     ------------------     -----------------     --------------
                                  ---------------     ------------------     -----------------     --------------
Loss from Operations                   (108,189)               (38,297)             (100,087)           (47,318)
Other Income                              52,826                    407                24,379           (13,983)
                                  ---------------     ------------------     -----------------     --------------
                                  ---------------     ------------------     -----------------     --------------
Net Loss                                (55,363)               (37,890)              (73,941)           (62,458)

Loss per Share, basic                    (0.006)                (0.004)               (0.008)            (0.013)
Loss per Share, diluted       $          (0.004)  $             (0.004)  $            (0.008)  $         (0.013)

Balance Sheet Summary

                                                                     September 30,                 December 31,
                                                                          2005                         2004
                                                                  ----------------------     ------------------------
                                                                  ----------------------     ------------------------

Working Capital (Deficit)                                     $            (122,906)     $                (114,724)
---------------------------------------------------------- -- --- ---------------------- --- ------------------------
---------------------------------------------------------- -- --- ---------------------- --- ------------------------
                                                                              46,898                        101,198
     Current Assets
     Advances to related company                                                   0                            955
     Equipment                                                                19,098                         24,731
     Prepaid expenses and deposits                                             3,224                         14,559
                                                                  ----------------------     ------------------------
                                                                  ----------------------     ------------------------
Total Assets                                                                  69,220                        141,443
---------------------------------------------------------- -- --- ---------------------- --- ------------------------
---------------------------------------------------------- -- --- ---------------------- --- ------------------------
                                                                             169,804                        215,922
     Current Liabilities
     Deferred revenue                                                         25,872                         14,559
     Future income taxes                                                       1,978                          1,248
     Payable to shareholders                                                  31,119                         21,139
                                                                  ----------------------     ------------------------
                                                                  ----------------------     ------------------------
Total Liabilities                                                            228,773                        252,868
---------------------------------------------------------- -- --- ---------------------- --- ------------------------
---------------------------------------------------------- -- --- ---------------------- --- ------------------------
                                                                             123,143                        109,722
     Share capital
     Deficit                                                               (282,696)                       (221,147)
                                                                  ----------------------     ------------------------
                                                                  ----------------------     ------------------------
Stockholders' equity (deficit)                                $            (159,553)     $                (111,425)
---------------------------------------------------------- -- --- ---------------------- --- ------------------------

RISK FACTORS

An investment in the shares registered hereby is highly speculative and involves a substantial degree of risk and should be considered for purchase only by persons who can afford to lose their entire investment. Investors should carefully consider each and every risk involved herein as well as all other information contained in this prospectus. Statements made in this prospectus may constitute forward-looking statements and are subject to many risks and uncertainties, including but not limited to, the failure of Riverside to meet future capital needs, obtain additional funding, and complete intended internal development due to difficulty, impracticality and/or impossibility. If any of the following risks actually occur, Riverside’s business, financial condition and operating results could be materially adversely affected.

Risks Related To Riverside’s Business

Riverside Expects Losses To Continue For The Foreseeable Future.

Riverside has incurred $282,696 in losses from inception until September 30, 2005. It is likely that Riverside will continue to incur net losses for the foreseeable future until Riverside can build its subscription base and advertising revenue. Riverside cannot represent that it will ever operate profitably or provide a return on investment.

Riverside Has a Limited Operating History.

Riverside acquired the common of stock of Spirit Enterprises in January of 2005 which first published SAY magazine in 2002. Spirit Enterprises has published only fourteen issues since inception producing a total of approximately 400,000 copies. Riverside’s limited operating history provides an inadequate track record from which to base future projections of successful operation.

Riverside Has a History Of Uncertainty About Continuing As a Going Concern.

Riverside’s audits for the periods ended December 31, 2004 and December 31, 2003 expressed substantial doubt as to the Company’s ability to continue as a going concern as a result of recurring losses and an accumulated deficit of $181,124 as of December 31, 2004, which had increased to $282,696 as of September 30, 2005. Unless Riverside is able to cure this pattern of reoccurring losses its ability to continue as a going concern may be placed in jeopardy.

Riverside Cannot Represent That It Will Be Successful In Continuing Operations.

Riverside has not, to date, generated any profit from operations and will need additional capital over the next twenty four months to ensure the continued distribution of SAY magazine. Should Riverside be unable to realize a sufficient profit over that time period, it will be forced to raise capital to remain in operation. Riverside has no commitments for the provision of additional capital to fund operations and can offer no assurance that such capital would be available when necessary to continue operations.

Riverside Relies Substantially Upon Current Management.

Riverside is substantially dependent on the efforts of present management. The loss of their services would have an adverse material impact on the business of Riverside. Riverside is dependent on the efforts of its current managerial staff. The loss of their services would likely have an adverse material impact on the business of Riverside. This effect could stifle Riverside’s possibilities for future profits and cause Riverside to fail.

Control Lies in the Hands of Existing Management.

Riverside’s management and board of directors control approximately 45% of Riverside’s issued and outstanding stock. The concentration of such a large percentage of Riverside’s stock in the hands of relatively few shareholders may cause a disproportionate effect on minority shareholders in all matters presented to the company’s shareholders.

Riverside Relies Substantially Upon Its Ability to Attract and Retain Key Personnel.

Riverside’s future success depends on its ability to identify, attract, hire, train, retain and motivate key personnel. Competition for good personnel is intense, and Riverside cannot assure that it will succeed in attracting and retaining such personnel. Failure to attract and retain the necessary personnel could have a material adverse effect on Riverside’s business, prospects, financial condition and results of operations.

Consequence of Liquidation Would Cause Investors to Lose Their Investment.

There can be no guarantee that Riverside can be operated profitably or to the extent anticipated by management. If Riverside’s operations remain unprofitable and liquidation of Riverside results, it is highly unlikely that investors will be able to recoup any of their investment since Riverside will have limited tangible assets available for distribution.

Risks Related to Magazine Publishing

Magazine Printing and Distribution Is Highly Speculative.

Magazine printing and distribution is a highly speculative endeavor, is frequently non-productive, and is prone to operating losses. If Riverside fails to fully capture the Native/Aboriginal youth market’s appetite for relevant magazine content, it may continue to incur losses and eventually fail.

SAY Readership Depends on a Specific Demographic.

The Native/Aboriginal youth demographic creates the significant portion of SAY’s readership. Since Riverside does not intend to diversify its demographic base and if Riverside cannot expand SAY’s readership within this group, subscriptions will fall, revenues will shrink, and Riverside’s business will suffer.

SAY Depends on Advertising Revenues.

Riverside depends upon advertising revenues generated by SAY to cover operational expenses. A significant decline in advertising spent on the Native/Aboriginal youth market would have a materially adverse effect on Riverside results of operations.

SAY Faces Competition From Publishing Businesses and Other Media Sources.

The consumer magazine publishing business is highly competitive, so there can be no guarantee that Riverside will ever be able to secure a profitable niche in publishing, or that Riverside will not be adversely affected by direct or indirect competition. Although Riverside’s management believes in its expertise to set SAY apart from its potential competitors, there is the possibility that new competitors could capture SAY’s subscribers and advertisers. New competitors could also be better capitalized than SAY, which advantage would put Riverside at a significant competitive disadvantage.

SAY principally competes for advertising and circulation revenues with publishers of other Native/Aboriginal youth focused magazines which may be larger and have greater financial resources than Riverside.

SAY also competes for advertising revenues with general-interest magazines and other forms of media, including broadcast and cable television, radio, newspaper, direct marketing and electronic media. There can be no assurance that SAY will be able to compete effectively with such other forms of advertising in the future.

SAY Depends On Outside Contributors for Editorial Content of SAY Magazine.

Riverside’s future success depends substantially upon the continued efforts of outside editorial contributors to produce original, timely, comprehensive and trustworthy content for SAY magazine. If Riverside cannot obtain content for SAY from outside contributors, the magazine will not be published.

Paper Costs and Postal Rates Could Fluctuate.

The principal raw material used in publishing operations is paper. Paper costs represent a large portion of SAY’s production costs. Certain commodity grades of paper have shown considerable price volatility over the last decade. There can be no assurance that future fluctuations in paper prices will not have a material adverse effect on Riverside’s results of operations or financial condition.

The costs associated with magazine publishing are also affected by the cost of postage. Riverside’s operations could be materially adversely affected should there be an increase in postal rates. No assurance can be given that Riverside could recoup paper or postal cost increases by passing such increases through to SAY’s advertisers and readers.

SAY Must Develop and Maintain a Distinctive Brand Identity.

Riverside believes brand identity is important to attracting and expanding a client base. Riverside believes the significance of brand and name recognition will intensify should the number of competing companies increase. Riverside cannot assure shareholders that it will be able to develop a distinctive brand identity that will ensure significant market recognition. Without market recognition, Riverside may be unable to sell issues of SAY magazine or attract advertisers, which failure would cause Riverside to cease operations.

If Riverside’s Revenue Model Is Not Successful Its Business Will Fail.

Riverside’s revenue model calls for the generation of subscription and advertising revenues from SAY magazine. Riverside can give no assurance that this revenue model will be successful.

Riverside’s future success is highly dependent on the number of readers who are willing to subscribe to SAY. If Riverside does not generate revenues through subscriptions from its target market through school or residential subscriptions, or if Riverside does generate revenues from these sources but such revenues are lower than anticipated, Riverside’s revenues will not be sufficient for it to continue operations.

Risks Related to Riverside’s Shares

There Is No Public Trading Market For Riverside Stock.

There is no public trading market for Riverside’s common stock, and Riverside cannot represent to investors that a market will ever develop. If a public trading market for Riverside’s stock does not develop, it will be very difficult, if not impossible, for investors to sell shares in a manner that will allow them to recover, or realize a gain on, their investment. Even if a public trading market does develop, the market price could decline below the amount paid by investors for their investment.

Riverside Does Not Pay Dividends.

Riverside does not pay dividends. Riverside has not paid any dividends since its inception and has no intention of paying any dividends in the foreseeable future. Any future dividends would be at the discretion of Riverside’s board of directors and would depend on, among other things, future earnings, the operating and financial condition of Riverside, its capital requirements, and general business conditions.Therefore, investors should not expect any type of cash flow from their investment.

Return of Investor’s Capital Contributions Is Not Guaranteed.

The shares registered hereby are speculative and involve a high degree of risk. There can be no guarantee that an investor will realize a substantial return on an investment, or any return at all, or that he or she will not lose their entire investment.For this reason, each investor should read this registration statement carefully and should consult with his or her legal counsel, accountant(s), or business advisor(s) prior to making any investment decision.

Riverside May Require Additional Capital Funding.

There can be no guarantee that Riverside will not require additional funds, either through additional equity offerings or debt placements, in order to expand its operations. Such additional capital may result in dilution to Riverside’s current shareholders.

Further, Riverside’s ability to meet short-term and long-term financial commitments will depend on future cash. There can be no assurance that future income will generate sufficient funds to enable Riverside to meet its financial commitments.

Riverside’s Shareholders May Face Significant Restrictions On Their Stock.

Riverside’s stock differs from many stocks in that it is a “penny stock.” The Securities and Exchange Commission (“Commission”) has adopted a number of rules to regulate “penny stocks.” These rules include, but are not limited to, Rules 3a5l-l, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended. Since Riverside’s securities constitute a “penny stock” within the meaning of the rules, the rules would apply to Riverside and Riverside’s securities. The rules may further affect the ability of owners of shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark-ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

Shareholders should be aware that, according to Commission Release No. 34- 29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include:

o control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

 o manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

o “boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

o the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Cautionary Note Regarding Forward Looking Statements

When used in this prospectus, the words “believes,” “anticipates,” “expects,” “plans”, and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. The outcomes expressed in such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected, including the risks described in this “Risk Factors” section. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these statements. Riverside also undertakes no obligation to update these forward-looking statements.

USE OF PROCEEDS

All proceeds from the sale of the common shares by the selling security holders will go to the selling security holders who offer and sell their shares. Riverside will not receive any proceeds from the sale of the common shares by the selling security holders.

Riverside will bear all expenses incident to the registration of the shares of common stock under federal and state securities laws other than expenses incident to the delivery of the shares to be sold by the selling shareholders. Any transfer taxes payable on these shares and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by the selling shareholders.

DETERMINATION OF OFFERING PRICE

No trading market for the shares offered on behalf of the selling security holders exists as of the date of this offering. Consequently, the aggregate offering price of the shares of $8,989, calculated as $0.001 per share, for the 8,989,159 shares to be registered, was estimated solely for purposes of determining the filing fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended. The offering price should not be regarded as an indicator of any future market value for Riverside securities.

DILUTION

Riverside is registering 8,989,159 shares for sale by the selling stockholders. Riverside will receive no proceeds from the sale of the selling stockholder’s shares. Consequently, the sale by the selling stockholders of their shares will not result in any dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

SELLING SECURITY HOLDERS

As of January 30, 2006, 8,989,159 common shares of Riverside’s common stock are held of record by 67 shareholders.

The shares of common stock beneficially owned by each of the selling stockholders are being registered to permit public secondary trading of these shares, and the selling stockholders may offer these shares for resale from time to time. See “Plan of Distribution.”

Riverside believes that each selling stockholder possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable.

The following table sets forth the names of the selling stockholders, the number of shares of common stock owned beneficially by each selling stockholder as of January 30, 2006 and the number of shares that may be offered pursuant to this prospectus. Except as may be identified in the table, none of the selling stockholders has, or within the past three years has had, any position, office or material relationship with Riverside or any of its predecessors or affiliates. The table has been prepared based upon information furnished to Riverside by or on behalf of the selling stockholders.

The selling stockholders may decide to sell all, some, or none of the shares of common stock listed below. Riverside cannot provide any estimate of the number of shares of common stock that any of the selling stockholders will hold in the future.

For purposes of this table, beneficial ownership is determined in accordance with the rules of the Commission, and includes voting power and investment power with respect to such shares. All percentages are approximate. As explained below under “Plan of Distribution”, Riverside has agreed to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

--------------------------------- ---------------------------------------- ------------------ ------------------------
        SECURITY HOLDER              POSITION OR MATERIAL RELATIONSHIP     NUMBER OF SHARES   SHARES IN EXCESS OF 1%
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Lester Van Mersbergen                              None                         18,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Peter Carasquero                                   None                         250,000                2.8%
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Linda Richards                                     None                         100,000                1.1%
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Pia Athayde                                        None                         200,000                2.2%
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Karmjit Berar                                      None                         225,000                2.5%
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Jinder Berar                                       None                         200,000                2.2%
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Gabby Barlev                                       None                         200,000                2.2%
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Terry Yuck                                         None                         50,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Ruairidh Campbell                                  None                         200,000                2.2%
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Jeff Young                                         None                         350,000                3.9%
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Nirwal Grewal                                      None                         50,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Nirmaljit Grewal                                   None                         50,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Paul Bains                                         None                         150,000                1.7%
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Jaswat Bains                                       None                         50,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Dylan Staniul                                      None                         50,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Jasvir Sidhu                                       None                         25,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Amarjit Sidhu                                      None                         50,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Bruce Moore                                        None                         50,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Harjit Dhaliwal                                    None                         50,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
BP Equity                                          None                         125,659                1.4%
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Jaswant Pandher                                    None                         100,000                1.1%
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Amarjit Pandher                                    None                         100,000                1.1%
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Vince Carnovale                                    None                         40,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Laura Burgin                                       None                         10,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Jeff O'Neill                                       None                         10,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Sandro Frei                                        None                         10,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Heather Maitland                                   None                         10,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Emma Fairhurst                                     None                         10,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Jason Scott                                        None                         10,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Shelley MacFarlane                                 None                         10,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Matt Werner                                        None                         10,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Marcia Pederson                                    None                         10,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Lynne Raisilainen                                  None                         10,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Jan Raisilainen                                    None                         10,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Lisa Nagy                                          None                         10,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Kerry Nagy                                         None                         10,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Thomas Dunnigan                                    None                         10,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Barbara Tutschek                        Wife of director, secretary             25,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Martin Tutschek                           Director and secretary                25,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Bayside Managment                                  None                         10,500                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Andy Lewis                                         None                         100,000                1.1%
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Alex Tavuchis                                      None                         100,000                1.1%
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Victoria Chen                                      None                         100,000                1.1%
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Mohamed Verjee                                     None                         100,000                1.1%
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Kent Carasquero                                 Son of CEO                      455,000                5.0%
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Tyee Capital Consultants               Sole shareholder: son of CEO             100,000                1.1%
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Leslie Lounsbury                            CEO, CFO, director                 4,000,000               44.3%
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Dallice Callum                                 Sister of CEO                    500,000                5.5%
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Dylan Callum                                  Brother of CEO                    500,000                5.5%
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Michael Springob                                   None                         50,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Joan Glover                                        None                         10,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Stephan Atoui                                      None                          5,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Martin Gait                                        None                          5,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Ryan Lee                                           None                          5,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Lindsay Moffat                                     None                          5,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Stacy Smith                                        None                          5,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Damon Poole                                        None                         10,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
John Xinos                                         None                         10,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Carrie Beeman                                      None                          5,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Dave Beeman                                        None                          5,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Dawn Beeman                                        None                          5,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Denni Beeman                                       None                          5,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Glenn Beeman                                       None                          5,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Luci Beeman                                        None                          5,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Neil Beeman                                        None                          5,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
Robb Beeman                                        None                          5,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------
--------------------------------- ---------------------------------------- ------------------ ------------------------
James Peacock                                      None                          5,000                   *
--------------------------------- ---------------------------------------- ------------------ ------------------------

PLAN OF DISTRIBUTION

Riverside is registering a total of 8,989,159 shares of common stock for resale on behalf of its selling shareholders. The selling security holders or pledgees, donees, transferees or other successors in interest selling shares received from a named selling security holder as a gift, partnership distribution or other non-sale-related transfer after the effective date of this registration statement may sell the shares from time to time. Registration of the common stock does not mean, however, that the common stock will be offered or sold. The selling security holders may also decide not to sell all or any of the shares they are allowed to sell under this registration statement.

The selling security holders will act independently of Riverside in making any decision with respect to the timing, manner and size of each sale. The sales may be made in negotiated transactions as no public market currently exists for shares of Riverside’s common stock.

Should a public market for Riverside’s common stock develop, sales could be made in the over the counter market or otherwise, at prices related to the then current market price. The selling security holders could effect such transactions by selling the shares to or through broker-dealers by one or more of, or a combination of, the following mechanisms:

o a block trade in which the broker-dealer so engaged attempts to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

o purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this registration statement,

 o an exchange distribution in accordance with the rules of such exchange, o ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

o privately negotiated transactions.

Riverside will file one or more post-effective amendments to this registration statement as required, to include any additional or changed material information pertinent to this plan of distribution or any facts or events, which individually or together represent a fundamental change in the information contained in this registration statement. Further, Riverside’s responsibilities will include the obligation to file a post-effective amendment to this registration statement upon being notified by a selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer.

Post-effective amendment will disclose:

o the name of each such selling shareholder and the participating broker-dealer, o the number of shares involved, the price at which such shares were sold, o the commissions paid or discounts or concessions allowed to such broker-dealer, where applicable, o that such broker-dealer did not conduct any investigation to verify the information set out or incorporated by reference in this registration statement, and o additional facts material to the transaction.

The selling security holders could enter into hedging transactions with broker-dealers in connection with distributions of Riverside’s common stock or otherwise. Pursuant to such transactions, broker-dealers could engage in short sales of the shares in the course of hedging the positions they assume with selling security holders. The selling security holders could also sell shares short and redeliver Riverside’s common stock to close out such short positions. The selling security holders could enter into an option or other transactions with broker-dealers which require the delivery to the broker-dealer of Riverside’s common stock. The broker-dealer could then resell or otherwise transfer such shares pursuant to this registration statement. The selling security holders could also loan or pledge the shares to a broker-dealer. The broker-dealer may sell common stock so loaned, or upon default the broker-dealer may sell the pledged shares pursuant to this registration statement.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling security holders. Broker-dealers or agents may also receive compensation from the purchasers of Riverside’s common stock for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with Riverside’s common stock.

Selling security holders, broker-dealers and agents may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, as amended (“Securities Act”) in connection with the sale of the shares. Accordingly, any commission, discount or concession received by them and any profit on the resale of Riverside’s common stock purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Since the selling security holders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling security holders will be subject to the registration statement delivery requirements of the Securities Act. Further, any securities covered by this registration statement which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this registration statement.

The selling security holders have advised Riverside that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. No underwriter or coordinating broker is acting in connection with the proposed sale of shares by the selling security holders.

Should a public market develop, Riverside’s common stock will be sold only through registered or licensed brokers if required under applicable state securities laws. Further, in certain states, Riverside’s common stock can not be sold unless registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and met.

Under the applicable rules and regulations of the Exchange Act of 1934, as amended (“Exchange Act”), any person engaged in the distribution of Riverside’s common stock may not simultaneously engage in market making activities with respect to Riverside’s shares for a period of two business days prior to the commencement of such distribution. Further, each selling security holder will be subject to the applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions limit the timing of purchases and sales of shares of Riverside’s common stock by the selling security holders. Riverside will make copies of this registration statement available to the selling security holders and have informed them of the need for delivery of copies of this registration statement to purchasers at or prior to the time of any sale of Riverside’s common stock.

Riverside will bear all costs, expenses and fees in connection with the registration of its common stock. The selling security holders will bear all commissions and discounts, if any, attributable to the sales of shares. The selling security holders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL PROCEEDINGS

Riverside is not a party to any pending legal proceeding or litigation. Further, Riverside’s officers and directors know of no legal proceedings against them and Riverside’s business being contemplated by any governmental authority.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of each director and executive officer of Riverside:

     ----------------------------- --------------- --------------------------------------------------------
     Name                               Age                               Position
     ----------------------------- --------------- --------------------------------------------------------
     ----------------------------- --------------- --------------------------------------------------------
           Leslie Lounsbury              56           Chief Executive Officer, Chief Financial Officer,
                                                         Principal Accounting Officer, and Director
     ----------------------------- --------------- --------------------------------------------------------
     ----------------------------- --------------- --------------------------------------------------------
           Martin Tutschek               45                        Secretary and Director
     ----------------------------- --------------- --------------------------------------------------------

Leslie Lounsbury, chief executive officer, chief financial officer, principal accounting officer and director. On January 21, 2005, Leslie Lounsbury was appointed as an officer and director of Riverside. She will serve until the next annual meeting of Riverside’s shareholders and her successor is elected and qualified. Thereafter, directors will be elected for one-year terms at the annual shareholders meeting. Officers hold their positions at the pleasure of the board of directors, absent any employment agreement.

Ms. Lounsbury has been an educator for many years in Manitoba, Canada and was employed at Assiniboine Community College (A.C.C.) in Brandon, Manitoba, from 1971 until 1987 as an instructor. While at A.C.C., Ms. Lounsbury was also the Director and Coordinator of the Cooperative Education Centre. Ms. Lounsbury served as Chairperson of the Board of Directors of the Manitoba Credit Union Stabilization Fund (now known as the Deposit Guarantee Corporation) from 1988 until 1992, and was the Chairperson of the Board of Directors of the Westoba Credit Union in Brandon, Manitoba, from 1984 until 1988. From 1996 until 2002 Ms. Lounsbury served as Rural Program Consultant for the Department of Manitoba Education and Training and was involved in many aspects of editing, coordination and organizational management. Ms. Lounsbury is the Editor of Manitoba Prospects, published annually, with a Manitoba distribution of 120,000. She is also a member of the editorial team for Canada Prospects that is a career information and job search resource tabloid with a Canada-wide distribution of over one million.

Ms. Lounsbury obtained a Bachelor of Arts degree (Administration Major) in 1975 from the University of Winnipeg and completed courses towards a Bachelor of Laws from the University of London between 1981 and 1983.

Martin Tutschek, secretary and director. On February 12, 2002, Mr. Tutschek was appointed as secretary and as a director of Riverside. He will serve until the next annual meeting of Riverside’s shareholders and his successor is elected and qualified.

Since October of 2001, Mr. Tutschek has been a director and the chief financial officer of Forum National Investments Ltd., a leisure travel and information services company which trades on the Over the Counter Bulletin Board (FMNIF OTC:BB). Prior to Joining FMNIF, Mr. Tutschek was employed by Trader.com International for four years; his most recent tenure as Manager of Business Development, US operations. Prior to being promoted to this position he served as Director of Circulation North American Operations responsible for the delivery of over 120 weekly publications.

Mr. Tutschek has a Bachelor of Science degree (Business and Public Administration Major) in 1983 from the University of Texas.

No other person is expected to make any significant contributions to Riverside who is not an executive officer or director of Riverside.

Board of Directors Committees

The board of directors has not established an audit committee or a compensation committee. An audit committee typically reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures. Certain stock exchanges currently require companies to adopt a formal written charter that establishes an audit committee that specifies the scope of an audit committee’s responsibilities and the means by which it carries out those responsibilities. In order to be listed on any of these exchanges, Riverside will be required to establish an audit committee.

Directors currently are not reimbursed for out-of-pocket costs incurred in attending meetings and no director receives any compensation for services rendered as a director. Riverside will most likely adopt a provision for compensating directors in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 30, 2006, Riverside’s outstanding common stock owned of record or beneficially by each executive officer and director and by each person who owned of record, or was known by Riverside to own beneficially, more than 5% of its common stock, and the shareholdings of all executive officers and directors as a group. Each person has sole voting and investment power with respect to the shares shown. Riverside is not aware of any arrangement which might result in a change in control in the future.

-------------------------------- -------------------------------------- --------------------- -------------------
        TITLE OF CLASS           NAME AND ADDRESS OF BENEFICIAL OWNER    AMOUNT AND NATURE     PERCENT OF CLASS
                                                                           OF BENEFICIAL
                                                                             OWNERSHIP
-------------------------------- -------------------------------------- --------------------- -------------------
-------------------------------- -------------------------------------- --------------------- -------------------
Common Stock                     Leslie Lounsbury                            4,000,000               44.3
                                 55 Braintree Crescent
($0.001 par value)               Winnipeg Manitoba
                                 R3J 1E1                                       Direct
-------------------------------- -------------------------------------- --------------------- -------------------
                                 Dallice Callum
Common Stock                     55 Braintree Crescent
($0.001 par value)               Winnipeg Manitoba                            500,000
                                 R3J 1E1                                       Direct                5.5
-------------------------------- -------------------------------------- --------------------- -------------------
-------------------------------- -------------------------------------- --------------------- -------------------
Common Stock                     Dylan Callum                                 500,000                5.5
                                 55 Braintree Crescent
($0.001 par value)               Winnipeg Manitoba
                                 R3J 1E1                                       Direct
-------------------------------- -------------------------------------- --------------------- -------------------
-------------------------------- -------------------------------------- --------------------- -------------------
Common Stock                     Kent Carasquero*                             555,000                6.2
                                 1057 East 21st Avenue
($0.001 par value)               Vancouver, B.C.
                                 V5V 1S6                                Direct and Indirect
-------------------------------- -------------------------------------- --------------------- -------------------
-------------------------------- -------------------------------------- --------------------- -------------------
Common Stock                     Tyee Capital Consultants, Inc.*              100,000                1.1
                                 1057 East 21st Avenue
($0.001 par value)               Vancouver, B.C.
                                 V5V 1S6                                       Direct
-------------------------------- -------------------------------------- --------------------- -------------------
-------------------------------- -------------------------------------- --------------------- -------------------
                                 Martin Tutschek**
Common Stock                     Suite 440-375 Water Street,                   50,000                0.5
($0.001 par value)               Vancouver, B.C., Canada V6B 5C6        Direct and Indirect
-------------------------------- -------------------------------------- --------------------- -------------------
-------------------------------- -------------------------------------- --------------------- -------------------
                                 Directors and Executive Officers as         4,050,000               45.1

Common Stock
($0.001 par value)               a Group (2)
-------------------------------- -------------------------------------- --------------------- -------------------

* Mr. Carasquero holds 455,000 shares in his own name and is the sole shareholder of Tyee Capital Consultants, Inc.

** Mr. Tutschek holds 25,000 shares in his own name and is married to Barbara Tutschek who holds 25,000 shares in her own name.

DESCRIPTION OF SECURITIES

Riverside is a Nevada corporation organized under Chapter 78 of the Nevada Revised Statutes (“NRS”). Accordingly, the rights of the holders of common stock are governed by Nevada law.

The following description of Riverside’s capital stock is a summary of the material terms of Riverside’s capital stock. This summary is subject to and qualified in its entirety by Riverside’s articles of incorporation and bylaws, and by the applicable provisions of Nevada law.

Common Stock

Riverside has 45,000,000 shares of common stock authorized, par value of $0.001 per share, of which 8,989,159 are issued and outstanding. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive or subscription rights to purchase shares in any future issuance of Riverside’s common stock. There are no options, warrants or other instruments convertible into shares outstanding.

The holders of shares of common stock of Riverside do not have cumulative voting rights in connection with the election of the board of directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Riverside’s directors. Each holder of common stock is entitled to one vote for each share owned of record on all matters voted for by security holders.

The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the board of directors. The board of directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of the affairs of Riverside’s business, shareholders are entitled to receive, ratably, the net assets of Riverside after payment of all creditors.

All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of Riverside’s common stock are issued, the relative interests of existing shareholders may be diluted.

Preferred Stock

Riverside has 5,000,000 shares of preferred stock authorized, par value of $0.001 per share, none of which is issued and outstanding. The preferred stock has been authorized in the articles of incorporation, which allows the board of directors to designate the dividend, voting, conversion and liquidation rights or preferences of any class of preferred stock. However, the board of directors has never designated any class or series of preferred stock, nor has it ever set forth any description or designation of the rights or preferences of the preferred stock.

Transfer Agent and Registrar

Riverside’s transfer agent and registrar is Signature Stock Transfer located at 2301 Ohio Dr # 100, Plano, Texas, 75093–3956. Their phone number is (972) 612-4120.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel whose services were used in the preparation of this Form SB-2 was hired on a contingent basis or will receive a direct or indirect interest in Riverside.

Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for Riverside by Gerald Einhorn, Esq.

Auditors

Riverside’s audited financial statements as of December 31, 2004 and 2003, prepared by Meyers Norris Penny LLP, Chartered Accountants, Riverside’s independent auditors, as well as the unaudited financial statements as of September 30, 2005 and 2004, prepared by Riverside and reviewed by Meyers Norris Penny LLP, have been included in this registration statement in reliance upon the reports and review of Meyers Norris Penny LLP.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Riverside’s articles of incorporation provide that it will indemnify its officers and directors to the full extent permitted by Nevada state law. Riverside’s bylaws provide that it will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of Riverside or is or was serving at the request of Riverside as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification is asserted by such director, officer or controlling person, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue, unless the indemnification claim is for expenses incurred by one of the registrant’s directors, officers or controlling persons in the successful defense of any action, suit or proceeding.

ORGANIZATION WITHIN LAST FIVE YEARS

Riverside is a corporation formed under the laws of the state of Nevada on February 12, 2002, as Homelands Security, Inc., to provide security and private investigation consulting services. Riverside abandoned these efforts in February of 2004. On January 18, 2005, Riverside changed its name to “Riverside Manitoba Inc.,” and subsequently acquired Spirit Enterprises as a wholly owned subsidiary.

DESCRIPTION OF BUSINESS

General

Riverside is a holding company whose sole subsidiary, Spirit Enterprises, is a Manitoba, Canada corporation in the business of publishing and distributing “SAY” magazine. SAY in an acronym for Spirit of Aboriginal Youth; it is a magazine for and about Native/Aboriginal youth. SAY focuses on career information and life issues. The magazine is distributed to and read by both Native/Aboriginal and non-native youth alike.

SAY magazine has found a niche in both the classroom and with individual readers. As such, it is seen as a useful tool for those interested in reaching the expanding Native/Aboriginal youth target market across North America.

Spirit Enterprises commenced publishing SAY with its first issue in the summer of 2002 and now publishes four quarterly issues (Winter/Spring/Summer/Fall) as well as Special Edition issues. In 2004, 250,000 copies of SAY were printed reaching as many as 1,000,000 youth. Each issue of SAY consists of 48 pages with regular sections including Lifestyle and Wellness, Entertainment, Sports, Fashion and an Events Calendar. Profiles of inspiring and motivational native youth from a variety of career backgrounds are also featured.

Subscriptions increased 350% from the first to second year of operation. The increase in size of the magazine (from 36 to 48 pages), the additional copies per issue (from 30,000 to 50,000), and the development of five regional publications are all due to demand by readers and advertisers.

The SAY companion website, www.saymag.com, makes the magazine’s content even more generally accessible attracting over 133,000 hits per month. SAY’s online magazine is informative, interesting, constantly updated and interactive. The website’s subject areas are presented as entertainment and to provide informative material.

SAY Magazine

Distribution

SAY has a subscription, request and controlled circulation process for distribution throughout Canadian schools with a high percentage of Aboriginal students or First Nation communities. The magazine is also directly distributed to students attending Aboriginal youth conferences and gatherings.

SAY magazine has developed a sophisticated distribution system using a data base. The subscription service reaches all First Nation, Metis and Inuit schools, urban high schools, chiefs and councils, Aboriginal communities, tribal councils, provincial and federal Aboriginal territorial organizations, colleges, universities and other related post-secondary institutions. The subscription service also reaches provincial and federal government departments throughout Canada.

SAY’s database has continually increased from 3,600 contact names when it was started three years ago. To date, SAY has developed a list of approximately 30,000 individual contacts in over 120 different categories, and has approximately 150,000 individual contacts (mainly schools, post-secondary institutions, tribal colleges and libraries) as potential revenue sources/advertisers. The number of companies, organizations and institutions desiring to reach Riverside’s target market is continually increasing as is the market itself.

Riverside sells inserts with SAY Magazine which can be distributed to all or selected numbers or categories within the database. Currently SAY Magazine has insertion arrangements with CanLearn, Canada Career Consortium, and the Building Environment Aboriginal Human Resources (BEAHR) for Canadian contacts. These clients provide material for insertion which is then distributed with the magazine in an accompanying polybag.

Disticor Distribution provides retail distribution through Chapters-Indigo Book Stores and has entered into an agreement with SAY Magazine to retail through Barnes and Noble in the USA. Riverside has entered into smaller retail distribution agreements with companies like McNally Robinson Books, Archambault, Mutlimags and International News, making the magazine available across Canada. SAY intends to pursue similar arrangements across the United States.

Regional Issues

Riverside currently publishes five regional issues in Canada:

|X|                                         Alberta/Saskatchewan/Northwest Territories;
|X|                                         Manitoba/Nunavut/Northwest Ontario;
|X|                                         Central Ontario;
|X|                                         British Columbia/Yukon;
|X|                                         Quebec/Atlantic Provinces.

Each regional issue contains the main feature stories plus special regional content and advertising.

Youth Involvement Spokespersons/Advisors

SAY intends to select a Youth Involvement Spokesperson for each of the five regions. Currently there is a National spokesperson and there are three regional spokespersons. These spokespersons represent SAY at regional meetings and gatherings of Aboriginal youth.

Additionally, each of SAY’s five regions selects Aboriginal youth as advisors. The advisors are chosen through contacts from organizations and gatherings. These volunteer advisors are asked to make a commitment to participate for one year. Their involvement consists of participating in electronic discussions for content direction. Additionally, the youth are encouraged to submit material for publication (both website and hard-copy).

Partner/Sponsors

Partner/Sponsors are essentially sales contracts which include advertising in SAY magazine, editorials in the magazine, and advertising on the website. The contracts generally run for twelve months and are paid either in advance or through installments; as such, partnerships are useful in maintaining cash flow.

Riverside’s Partners/Sponsors include:

|X|      APTN - Aboriginal Peoples Television Network is the first national
         Aboriginal television network in the world with programming by, for, and about Aboriginal Peoples. APTN has been a partner with SAY since the publication of SAY's initial issue. Its launch on September 1,
         1999 represented a significant milestone for Aboriginal Canada - for the first time in broadcast history.

|X|      AHRDCC - Aboriginal Human Resources Development Council of Canada was
         established in 1998 as a public-private partnership with the mission to increase Aboriginal people's participation in the Canadian labor market. AHRDCC uses SAY Magazine to promote the Guiding Circles career publication among other things. Established in 1998, AHRDCC is Canada's Aboriginal Sector Council
         and a pillar of the Aboriginal Human Resource Development Strategy.

|X|      AMC - the Assembly of Manitoba Chiefs was created in 1988 by First Nation in Manitoba to coordinate political action and technical work on common issues.
|X|                                         CCC - Canada Career Consortium
|X|                                         Canadian Aboriginal Festival
|X|                                         Dreamcatcher Aboriginal Youth Conference
|X|                                         Gamblers Indian Reserve
|X|                                         MKO - Manitoba Keewatinook Ininew Okimowin

|X|                                         NAAF - The National Aboriginal Achievement Foundation is a nationally registered non-profit organization devoted to excellence and providing the educational tools necessary for Aboriginal youth to achieve brighter futures.

|X|                                         NACCA - The National Aboriginal Capital Corporation Association is a
         growing network of Aboriginal Financial Institutions dedicated to promoting economic growth across
         Canada through the Aboriginal communities it serves. Owned by 59 lending institutions, known as
         Aboriginal Financial Institutes (AFI's), NACCA provides programs, products and services designed to promote and stimulate growth of Aboriginal business in Canada.

|X|                                         NCI - Native Communications Incorporated
|X|                                         RCMP deal.org Program
|X|                                         Scotiabank
|X|                                         TC - Turtle Concepts
|X|                                         WASAC - Winnipeg Aboriginal Sport Achievement Centre

Advertising

A large number of entities advertise in SAY magazine and on the accompanying website. The types of advertisers include Canadian governmental departments, a host of educational institutions, Aboriginal organizations including the First Nation and Metis, Aboriginal television channels, Aboriginal radio stations, and numerous employers seeking potential applicants. Riverside’s advertisers include:

|X|                                         Aboriginal Courtwork Program, Province of MB
|X|                                         Aboriginal Sports Circle, National
|X|                                         Aboriginal Sports Circle NWT
|X|                                         Aboriginal Voices Radio
|X|                                         Aboriginal Youth Network
|X|                                         Addressing Disabilities Issues Conference
|X|                                         Aboriginal Financial Officers
|X|                                         Alberta Native Friendship Centres Association
|X|                                         Algoma University College
|X|                                         Assembly of First Nations
|X|                                         Assiniboine Community College
|X|                                         Association of Canada lands Surveyors
|X|                                         Business Development Corporation
|X|                                         Blood Tribe
|X|                                         C-Weed Band
|X|                                         Centre for Aboriginal Human Resource Development
|X|                                         Canada Career Consortium
|X|                                         Canada Council for the Arts
|X|                                         Canada World Youth
|X|                                         Canadian Aboriginal Festival
|X|                                         Canadian Aboriginal Music Awards
|X|                                         Canadian Imperial Bank of Commerce
|X|                                         Council for the Advancement of National DevelopmentOfficers (CANDO)
|X|                                         Career Management Association of BC
|X|                                         CASTS Conference
|X|                                         Canadian Council for Human Resources in Environment Industry (CCHREI)
|X|                                         CDI College
|X|                                         CHIP Hospitality
|X|                                         Certified Management Accountants, Canada
|X|                                         Communication Services Manitoba
|X|                                         Concordia University
|X|                                         Cultural Human Resources Council
|X|                                         Department of National Defense
|X|                                         Dominion Institute
|X|                                         Dreamcatcher Aboriginal Youth Conference
|X|                                         Eagle Vision
|X|                                         Emergency Services College
|X|                                         EMI Music Canada
|X|                                         First Business Buying Griyo
|X|                                         First Nations House
|X|                                         First Nations Technical Institute
|X|                                         First Nations Training & Consulting
|X|                                         First Nations Education Steering Committee
|X|                                         Gamblers First Nation
|X|                                         Gordon Bell High School
|X|                                         Grant MacEwan College
|X|                                         Grassroots News
|X|                                         Helen Betty Osborne Memorial Foundation
|X|                                         HRDC - Canada Student Loans
|X|                                         Hydro One
|X|                                         Imaginative Film Festival
|X|                                         INAC
|X|                                         Indigenous Bar Association
|X|                                         Indigenous Theatre
|X|                                         Katimavik
|X|                                         Katimavik BC/Yukon
|X|                                         Kenora Chiefs Advisory
|X|                                         Kwantlen University College
|X|                                         Lakehead University
|X|                                         Lethbridge Community College
|X|                                         Ma Mawi Wi Chi Itata Centre
|X|                                         Manitoba Film and Sound
|X|                                         Manitoba Hydro
|X|                                         Manitoba Safety Council
|X|                                         Manitoba Audio Recording Industry Association
|X|                                         MB Aboriginal Music Host Committee for Junos
|X|                                         MB Education & Training
|X|                                         MB4Youth
|X|                                         Metis Child & Family Services Edmonton
|X|                                         Meyers, Norris Penny
|X|                                         Mid-Canada Productions
|X|                                         MKO - Northern Chiefs of Manitoba
|X|                                         Manitoba Metis Federation
|X|                                         MMF - Southwest Region
|X|                                         MTS
|X|                                         Much Music
|X|                                         National Aboriginal Capital Corporations Association
|X|                                         National Aboriginal Forestry Association
|X|                                         NAIT

|X|                                         National Aboriginal Land Managers Association
|X|                                         National Aboriginal Health Organization
|X|                                         National Screen Institute
|X|                                         Nation Communications Incorporated
|X|                                         Native Reflections
|X|                                         Native Women's Shelter of Montreal
|X|                                         Ne-Chee Friendship Centre
|X|                                         New Credit Education Department
|X|                                         Nexen Inc.
|X|                                         Nishnawbe Aski Nation
|X|                                         Nokee Kwe Occupational Skill Development
|X|                                         Norquest College
|X|                                         North Bay Indian Friendship Centre
|X|                                         Northland Regional Learning Consortium
|X|                                         Ontario Federation of Indian Friendship Centres
|X|                                         Oteenow Employment & Training Society
|X|                                         Ottawa Carlton Catholic School Board
|X|                                         Parent Education Conference
|X|                                         Peace Hills Trust
|X|                                         Peguis Gaming Authority
|X|                                         People of Colour & Native People
|X|                                         Pepsi
|X|                                         Pimicikamak Cree Nation
|X|                                         Place Louis Riel
|X|                                         Protos International
|X|                                         RB Russell School
|X|                                         RCMP
|X|                                         Rediscovery Training
|X|                                         RedWAY BC Project
|X|                                         Rising Sun Recording
|X|                                         Royal Conservatory of Music
|X|                                         Safeway Canada
|X|                                         Sask Power
|X|                                         Scotiabank
|X|                                         SIAST (colleges in SK)
|X|                                         Spirit Fire Candles
|X|                                         Sport Nunavut
|X|                                         Stolo Nation HRD
|X|                                         Sunshine Records
|X|                                         Teekca's Aboriginal Boutique
|X|                                         Third Gathering for Aboriginal Health
|X|                                         Tribal Councils Investment Group
|X|                                         Tribal Wi-chi-way-win Capital Corp.
|X|                                         UBC FN House of Learning
|X|                                         Union BC Indian Chiefs
|X|                                         University of Lethbridge
|X|                                         University of Manitoba
|X|                                         University of Saskatchewan
|X|                                         Vision Quest Conference
|X|                                         Waubetek Business Development Corporation
|X|                                         Waywayseecappo First Nation
|X|                                         Waywayseecappo Wolverines Hockey Team
|X|                                         Wellington College
|X|                                         White Mountain Academy
|X|                                         Winnipeg Aboriginal Sport
|X|                                         Winnipeg Chamber of Commerce
|X|                                         Winnipeg Regional Health
|X|                                         Winnipeg Technical College
|X|                                         Workers of Tomorrow Safety Group
|X|                                         Ya Yo Productions

Advertising agencies working with Riverside include:

|X|                                         Anderson McFallon
|X|                                         DDB Canada representing Syncrude
|X|                                         Highwood Communications Ltd., representing the Province of Alberta
|X|                                         Media Vision representing: Air Reserve; Canadian Forces; Canadian
                                            Space Agency; Health Canada; and Heritage Canada
|X|                                         Netcorps Canada
|X|                                         Poirier Communications Ltd., the current AOR for the federal government in Canada
|X|                                         The Media Company
|X|                                         TMPW Canadarepresenting Skills Canada

Grants

Riverside uses grants to cover operational costs and expand operations. Several grant proposals are under review including:

|X|      Canada Publishers Assistance Program - this grant is being sought to cover mailing costs. Riverside will be made aware of the acceptance by the end of February or early
         March, 2006.

|X|      The Winnipeg Partnership Agreement - this grant is for $20,000 to provide an annual subscription to the schools in Winnipeg Division No. 1. Riverside may seek grants from other cities with similar grant organizations.

|X|      A grant for an aboriginal cultural "ezine" - this grant is for
         $50,000. Riverside was nearly awarded the grant in 2005 and intends to resubmit the application in the near future.

Subscriptions

Mail-in subscriptions are available in 3 categories: single copies, multiple copies and classroom kits. The subscription prices are as follows:
     ----------------------------------------------------------------------------- ------------------------------
                                      Categories                                               Price
     ----------------------------------------------------------------------------- ------------------------------
     ----------------------------------------------------------------------------- ------------------------------
     Single copy                                                                              $42.95
     (6 issues)
     ----------------------------------------------------------------------------- ------------------------------
     ----------------------------------------------------------------------------- ------------------------------
     Multiple copies                                                                          $99.95
     (6 copies of each issue, 6 issues)
     ----------------------------------------------------------------------------- ------------------------------
     ----------------------------------------------------------------------------- ------------------------------
     SAY Magazine Classroom Kit                                                             $89.95/kit
     (30 copies + Resource Guide + Role Model posters, current issue)
     ----------------------------------------------------------------------------- ------------------------------
     ----------------------------------------------------------------------------- ------------------------------
     SAY Magazine Classroom Kit                                                             $359.80/kit
     (30 copies + Resource Guide + Role Model posters, 4 issues)
     ----------------------------------------------------------------------------- ------------------------------

The Classroom Kits are beneficial to educational providers and are suited for any age level.

Operations

Riverside utilizes the team approach to bring each issue of SAY to fruition. The Production and Editorial Teams work in conjunction with one another for all in-house work.

The Production Team manages the day-to-day operations of SAY projects. They manage the entire project throughout the development process which includes, but is not limited to:

|X|                                         directing and communicating with SAY contractors;
|X|                                         collecting and sharing information with the Editorial Team;
|X|                                         facilitating communication among Editorial Team members and SAY consultants;
|X|                                         synthesizing feedback from end-users and Editorial Team.

The Editorial Team provides guidance and direction throughout the development phases of SAY Magazine and the website for the editorial content, related to editorial direction, quality and appropriate content. The members of the Editorial Team are from across Canada and include representatives from each of the regularly featured sections of the magazine and website and include Aboriginal youth representatives.

The Editorial Team’s guidance and direction may include but is not limited to:

|X|                                         commenting on suggestions put forward or providing additional contacts for research and interviews;
|X|                                         ensuring the SAY information gets disseminated to their constituency and that any feedback is returned to the Production Team within established time lines;
|X|                                         ensuring national geographical representation in SAY publications;
|X|                                         ensuring national Aboriginal representation in SAY publications;
|X|                                         providing input on text; and
|X|                                         making general design and illustration recommendations based on feedback from end-users.

The Editorial Team and the Production Team work together to develop a concept, theme and article outline for each magazine.

The Editorial Team assigns articles to freelance writers, follows the progress of articles, and ensures that the editorial principles are followed. The Editorial Team is building a “National Team” of career information writers. They also work with freelance photographers and illustrators.

The layout and design of the magazine is contracted to Relish Design Inc. of Winnipeg, Manitoba. Relish has provided the design structure for the last seven issues.

The printer for the magazine is Prolific Printing Group of Winnipeg. They also handle the Canada Post fulfillment, which includes labeling and sorting. Any insertion orders with the magazine are also completed by Prolific.

Riverside has a circulation manager working on a part time basis and a national sales manager working on a full time basis, both from the company offices.

Competition

SAY magazine’s competition includes three Aboriginal magazines in Canada:

|X| Redwire Magazine prints up to 10,000 copies four times each year. This magazine is not used in schools and is not seen as a major competitor.

|X| Spirit Magazine is published four times annually, with 5,000 copies, but targets only Aboriginal people over the age of 24. Usually, the magazine is 48 pages in length, maintains a website and is perceived as an “art” magazine.

|X| Native Peoples Magazine is published six times a year with 50,000 copies per issue. It is the largest, most highly targeted magazine devoted solely to Native American art and culture. With editorial on a variety of issues and outstanding photography, the magazine targets upscale readers; in particular, it targets museums and art galleries. It focuses on Native American contemporary art, artifacts, history and culture. There is little focus on youth.

A limited number of educational websites target Aboriginal youth including:

|X| The First Peoples on SchoolNet, (www.schoolnet.ca/aboriginal/menu-e.html), is a catalogue of Aboriginal related curriculum material.

|X| The Kids Stop, (www.ainc-inac.gc.ca/ks/english/4000_e.html), features profiles of notable Aboriginal Canadians and their achievements in everything from sports to politics, to the arts. Kids can even try their hand at First Nation languages, guided by RealAudio pronunciations.

|X| The Aboriginal Youth Network, (ayn-O.ayn.ca), is specifically aimed at First Nations youth themselves, and with websites often created by them, it provides practical information, such as employment opportunities and scholarship funds.

Native American inline magazines include the following:

|X| Native Peoples Magazine, www.nativepeoples.com, is dedicated to the sensitive portrayal of the arts and lifestyles of the indigenous peoples of the Americas.

|X| Ancient American, www.ancientamerican.com, reports on ancient artifacts and opens a forum for discussion between the professional and the vocational archaeologist.

|X| Tribal College Journal, www.tribalcollegejournal.org, is a quarterly publication for American Indian educators, federal and tribal leaders, students and others interested in Indian issues.

|X| Career Path, www.nativejobs.com, serves the employment and recruitment needs of Native Americans, tribal organizations, university placement offices, government and industry.

|X| Native American Images, www.nativeamericanlinks.com, is web magazine devoted to the images of Native American people, places, and land.

There are a number of newspapers throughout various parts of Canada and the United States that target the Aboriginal/American Indian community; none of these specifically targets Aboriginal youth. None of these newspapers is career or lifestyles oriented and are often political in nature, tending to target the First Nation, a specific tribe, or the Metis people, but rarely combine the respective target markets.

Market

The target market for SAY magazine and its corresponding website is Aboriginal/Native youth. Until Sprit Enterprises introduced SAY, Aboriginal youth in Canada did not have a national resource and lifestyle magazine directed specifically towards them. No magazines in the United States specifically target the American Indian youth market.

Demographics

Canada

There are over 1.4 million Aboriginal people in Canada. The Aboriginal population is projected to increase to over 1.6 million by 2011 — a growth rate that is nearly three times faster than the non-Aboriginal population. Aboriginal youth (14 to 30) will represent a much larger share of the youth market over the next decade and will account for an increasing share of entrants into the workforce.

The Aboriginal population is the fastest growing segment of the Canadian population. Demographic projections indicate the Aboriginal population is increasing in every province and territory in Canada. It is expected that between 1991 and 2016, the Aboriginal population will increase by 56%. On average, the Aboriginal population is significantly younger than the rest of the Canadian population. For instance, in 1991, more than 50% of the Aboriginal population was below the age of 25.

Education in the Aboriginal community is on the rise. The education levels for certain segments of the Aboriginal population are still below the Canadian average. Only 31% of the Aboriginal on-reserve population has a high school education. This is about half the Canadian average. This statistic is changing rapidly. The retention rate of on-reserve schools increased from 13% in 1969-1970 to 75% in 1995-1996. In 1969, only 800 Aboriginal people had a post-secondary education. By 1991, the number was 150,000.

Based upon these statistics, Riverside feels it has room to expand the readership of SAY magazine. The statistics are taken from the following sources: Projections of Registered Indians, 1991-2015 (February 1993), Rapid Growth Scenario – Report prepared by Statistics Canada for DIAND, and; Projections of Canada’s Population of Aboriginal Ancestry, 1991-2015 (July 1993) – Report prepared by Statistics Canada for the Interdepartmental Working Group on Employment Equity.

United States

Four out of ten U.S. American Indians lived in the Western United States. Over half of all people who identified themselves as American Indian lived in just ten states. The ten cities with the greatest American Indian populations are: New York City, Los Angeles, Chicago, Houston, Philadelphia, Phoenix, San Diego, Dallas, San Antonio, Detroit. The largest Indian tribes are the Cherokee with 234,000 members and the Navajo with 204,000 members. The largest Alaska Native tribe is the Eskimo with 37,000 members. The largest on-reservation population is the Navajo Nation with 175,200 members. The greatest state Native population is California with 683,000, followed by Oklahoma (394,000) and Arizona (327,000). Using this type of information, Riverside intends to target the U.S. market in more densely populated American Indian areas.

Teens

The teen market both in Canada and the United States is growing. By 2000, the number of 12 to 19 year old teens in the United States was projected as 32 million. This market represents the most multicultural population the United States has seen. Teens have a significant income of their own to spend and wield increasing influence on household purchases. Additionally, in 2003, nearly half of 9 to 17 year olds were asked by their parents to go online to obtain information on products or services.

The teen market, both in Canada and the United States, is important because teens:

|X| have significant discretionary income, spending U.S. $112.5 billion in 2003 |X| spend family money as well as influence their parent's spending on household purchases

|X| establish and affect fashion, lifestyle and overall trends.

The opportunities of this market include:

|X| teens are a growing market

|X| teens have money to spend

|X| teens influence household spending

|X| teens multitask media.

NOPWorld 2003, a market research firm, found that entertainment items, such as magazines, figured prominently on teen planned purchases and what they actually bought. Magazines were on teens’ top 10 lists for both items they plan to buy and what they recently purchased.

Advertisers look toward this market because magazines are an influential force on teen spending. More than 28% of teens’ purchases have been directly influenced by magazine advertising for music, games, makeup and clothes (2003-1 Roper Youth Report NOPWorld Company –February 2003).

Teens who read magazines are more likely to make purchases than the general population in a wide number of categories, including health and beauty, leisure, electronics/technology, apparel and food, thus making teen-magazine advertising attractive (2003 MRI Teenmark).

Teens are active consumers in terms of the money they spend, as well as in the influence they wield in their families and on societal trends. With eight out of ten teens reading magazines, this medium is one teens depend upon to become informed. Teens trust advertising in magazines the most – more than television, radio or the Internet. With their considerable trustworthiness, reach and effectiveness, magazines remain a powerful way to connect to this valuable market (Teen Market Profile 2004 Magazine Publishers of America).

Government Regulation

Riverside is subject to laws and regulations that are applicable to the magazine publishing business. These laws include regulation over intellectual property ownership and infringement, copyrights, trademarks, trade secrets, obscenity, libel, employment and personal privacy. Copyright laws protect “original works of authorship fixed in any tangible medium of expression, now known or later developed” (USC 17 Sec. 102), and are of cardinal importance within the publishing business.

Additionally, there are an increasing number of federal, state, local and foreign laws and regulations pertaining to the Internet, and a number of federal, state, local and foreign legislative and regulatory proposals are under consideration. Laws or regulations may be adopted with respect to the Internet relating to, among other things, liability for information retrieved from or transmitted over the Internet, online content regulation, user privacy and quality of products and services. The applicability to the Internet of existing laws governing issues such as intellectual property ownership and infringement, copyrights, trademarks, trade secrets, obscenity, libel, employment and personal privacy is uncertain and developing. Any new legislation or regulation, or the application or interpretation of existing laws or regulations, may decrease the growth in the use of the Internet.

Riverside is also subject to laws and regulations that are applicable to various Internet activities. There are an increasing number of federal, state, local and foreign laws and regulations pertaining to the Internet and telecommunications. In addition, a number of federal, state, local and foreign legislative and regulatory proposals are under consideration. Laws or regulations may be adopted with respect to the Internet relating to, among other things, liability for information retrieved from or transmitted over the Internet, online content regulation, user privacy and quality of products and services. The applicability to the Internet of existing laws governing issues such as intellectual property ownership and infringement, copyright, trademark, trade secret, obscenity, libel, employment and personal privacy is uncertain and developing. Any new legislation or regulation, or the application or interpretation of existing laws or regulations, may decrease the growth in the use of the Internet, may impose additional burdens on electronic commerce or may alter how Riverside does business.

In the United States, Congress has recently adopted legislation that regulates certain aspects of the Internet, including online content, user privacy and taxation. In addition, Congress and other federal entities are considering other legislative and regulatory proposals that would further regulate the Internet. Congress has, for example, considered legislation on a wide range of issues including Internet spamming, database privacy, gambling, pornography and child protection, Internet fraud, privacy and digital signatures. Various states have adopted and are considering Internet-related legislation. Increased U.S. regulation of the Internet may slow its growth, particularly if other governments follow suit, which may negatively impact the cost of doing business over the Internet and materially adversely affect Riverside’s business, financial condition, results of operations and future prospects. Riverside has no way of knowing whether legislation will pass or what form it might take.

New laws and regulations may increase Riverside’s costs of compliance and doing business, decrease the demand for Riverside’s products, or otherwise have a material adverse effect on Riverside’s business.

Employees

Riverside has 1 full time and 1 part time employee. Riverside does not intend to hire additional employees to fulfill its staffing requirements over the next twelve months. Riverside uses freelance contributors, consultants, attorneys, and accountants as necessary.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion and analysis of Riverside’s financial condition and results of operations should be read in conjunction with the financial statements and accompanying notes and the other financial information appearing elsewhere in this registration statement.

This discussion and analysis, this report, and the exhibits attached hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, without limitation, statements as to management’s good faith expectations and beliefs, which are subject to inherent uncertainties which are difficult to predict and may be beyond the ability of Riverside to control. Forward-looking statements are made based upon management’s expectations and belief concerning future developments and their potential effect upon Riverside. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on Riverside will be those anticipated by management.

The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Riverside, or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

These risks and uncertainties, many of which are beyond Riverside’s control, include (i) the inherent speculative nature of magazine printing and distribution; (ii) uncertainties involved in the rate of growth of Riverside’s business and acceptance of their magazine; (iii) the ability of Riverside to attract and maintain sufficient readership, partners/sponsors, and advertisers for producing sufficient revenues to fund and maintain operations; (iv) general economic conditions.

Although Riverside believes that the expectations reflected in these forward-looking statements are reasonable, such expectations may prove to be incorrect.

Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this report. Riverside undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances. For additional information about risks and uncertainties that could adversely affect Riverside’s forward-looking statements, please contact Riverside’s management at (204) 228-9695.

Strategy

Riverside believes it can successfully reach its target market and continue to increase advertising revenue and circulation. Riverside’s short term operational milestones include:

|X| penetrate United States market;

|X| obtain $30,000 in U.S. subscriptions;

|X| publish and distribute 6 issues per year to U.S. tribes;

|X| sign on ten partners/sponsors from U.S. at a value of more than $100,000;

|X| increase number of partners/sponsors in Canada by 20% at a value of $50,000;

|X| increase advertisement sales in Canada by 20%.

Riverside will also focus on: soliciting advertising from pre-qualified businesses and organizations; meeting a pre-determined, per-issue, advertising revenue target, and; signing as many advertisers as possible to annual contracts.

Results of Operations

Since the acquisition of Spirit Enterprises on January 21, 2005 was accounted for as a reverse merger or recapitalization of Riverside, the narrative and consolidated financial statements included herein are those of Spirit Enterprises from January 1, 2003, through January 20, 2005, and the combined entity from January 21, 2005 to September 30, 2005. Riverside’s fiscal year end is December 31.

Sales

Sales for the three month period ended September 30, 2005 decreased to $36,346 from $79,325 for the three month period ended September 30, 2004, a decrease of 54%. Sales for the nine month period ended September 30, 2005 decreased to $168,775 from $295,563 for the nine month period ended September 30, 2004, a decrease of 43%. The decrease in sales over the comparative three and nine month periods is attributable to a decrease in poster, project and polybag sales, advertising sales, contract sales and subscriptions. Riverside anticipates that sales will increase over future periods as marketing efforts lead to an increase in subscriptions and subsequent advertising increases.

Sales for the year ended December 31, 2004 increased to $365,480 from $140,438 for the year ended December 31, 2003, an increase of 160%. The increase in revenues is attributable to an increase in poster, project and polybag sales, advertising sales, contract sales and subscriptions over the comparative periods.

Losses

Net losses for the three month period ended September 30, 2005 increased to $17,671 from $2,007 for the three month period ended September 30, 2004, an increase of 781%. Net losses for the nine month period ended September 30, 2005 increased to $55,363 from $37,890 for the nine month period ended September 30, 2004, an increase of 46%. The increase in net losses for the three and nine month comparative periods is attributable to a decrease in sales and increases in operational expenses. Riverside expects to continue to incur losses in the near term.

Net losses for the year ended December 31, 2004 increased to $73,941 from $62,458 for the year ended December 31, 2003, an increase of 18%. The increase in losses is attributable to an increase in losses associated with operations over the comparative periods.

Cost of Sales

Cost of sales for the three month period ended September 30, 2005 decreased to $7,317 from $19,370 for the three month period ended September 30, 2004, a decrease of 62%. Cost of sales for the nine month period ended September 30, 2005 decreased to $69,237 from $203,217 for the nine month period ended September 30, 2004, a decrease of 66%. The decrease in cost of sales over the comparative three and nine month periods is primarily attributable to a decrease in sales over the comparative periods. Riverside expects that cost of sales will increase over future periods as sales increase.

Cost of sales for the year ended December 31, 2004 increased to $259,873 from $75,175 for the year ended December 31, 2003, an increase of 246%. This increase is primarily due to an increase in magazine costs corresponding to the increase in sales over the comparative periods.

Operational Expenses

Operational expenses for the three month period ended September 30, 2005 increased to $78,977 from $62,055 for the three month period ended September 30, 2004, an increase of 27%. Operational expenses for the nine month period ended September 30, 2005 increased to $207,727 from $130,643 for the nine month period ended September 30, 2004, an increase of 59%. The increase in operational expenses over the comparative three and nine month periods is primarily attributable to an increase in consulting fees, marketing expenses, salaries, wages and benefits. Riverside expects that operational expenses will remain relatively consistent over future periods.

Operational expenses for the year ended December 31, 2004 increased to $205,694 from $112,581 for the year ended December 31, 2003, an increase of 83%. This increase over the comparative periods is primarily due to an increase in marketing expenses, professional fees, travel and vehicle expenses, and website and computer support expenses.

Other Income (Expense)

Other income for the three month period ended September 30, 2005 increased to $32,297 from $93 for the three month period ended September 30, 2004. Other income for the nine month period ended September 30, 2005 increased to $52,826 from $407 for the nine month period ended September 30, 2004.The increase in other income over the comparative three and nine month periods is primarily attributable to an increase in grants and a gain on the settlement of debt. Riverside expects that other income will increase over future periods as SAY continues to pursue both Canadian and U.S. grants.

Other income for the year ended December 31, 2004 increased to $24,379 as compared to an expense of $13,983 for the year ended December 31, 2003. The expense for the period ended 2003 is primarily due to a loss on the disposal of investments.

Impact of Inflation

Riverside believes that inflation has had a negligible effect on operations over the past three years. Further, Riverside believes that it can offset any inflationary increases in the cost of materials and labor by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources

Cash flow used in operations was $41,576 for the nine month period ended September 30, 2005, as compared to cash flow provided by operations of $7,259 for the nine month period ended September 30, 2004. The transition to cash flows used in operating activities over the comparative periods can be primarily attributed to the increase in net losses, a foreign exchange loss over the periods, and deferred revenue.

Cash flow used in operations was $7,163 for the year ended December 31, 2004, as compared to cash flow provided by operations of $14,832 for the year ended December 31, 2003. Negative cash flows from operating activities for the year ended December 31, 2004 are primarily attributable to losses incurred from operations and prepaid expenses and deposits.

Cash flow provided by financing activities was $31,410 for the nine month period ended September 30, 2005, as compared to cash flow used in financing activities of $7,853 for the nine month period ended September 30, 2004. Cash flow generated from financing activities in the current nine month period can be attributed primarily to advances from shareholders and the issuance of common shares. Riverside expects to generate additional cash flow from financing activities in future periods.

Cash flow provided by financing activities was $21,724 for the year ended December 31, 2004 and $14,170 for the year ended December 31, 2003. The financing activities included draws and repayments on a line of credit and the issuance of common stock.

Cash flow used in investing activities was $0 for the nine month period ended September 30, 2005, and $0 for the nine month period ended September 30, 2004.

Cash flow used in investing activities was $4,106 for the year ended December 31, 2004 and $28,128 for the year ended December 31, 2003. The investing activities included the purchase of equipment.

Should Riverside be unable to realize sufficient net revenue over the next twelve months it will need to raise additional funds to continue SAY’s printing and distribution. Riverside has no current commitments or arrangements with respect to funding or immediate sources of funding. Further, no assurances can be given that additional funding, if needed, would be available to Riverside or available on acceptable terms. Riverside’s inability to obtain additional funding, if required, would have a material adverse affect on its operations. Although Riverside has no obligation or commitment from any shareholder to provide funding, Riverside anticipates that its shareholders will continue to show support in the form of loans or equity placements as and if the need for additional funding arises.

Riverside is conducting this offering, in part, because it believes that a registration of its equity securities will minimize some of the impediments to capital formation that otherwise exist. By having a registration statement in place, Riverside believes it will be in a better position, either to conduct a future public offering of its securities or to undertake a private placement with registration rights. Registering its shares under the Securities Act will help minimize the liquidity discounts Riverside may otherwise have to take in a future private placement of its equity securities, because investors will have a high degree of confidence that the Rule 144(c)(1) public information requirement will be satisfied, and a public market could exist to effect Rule 144(g) broker transactions. Riverside believes that the cost of registering its securities, and undertaking the affirmative disclosure obligations that such a registration entails, will be more than offset by avoiding deep liquidity discounts in future sales of securities.

Capital Expenditures

Riverside made no significant capital expenditures on property or equipment for the three and nine month periods ended September 30, 2005 and 2004. Further, Riverside has no current plans for the purchase or sale of any plant or equipment, outside of normal items to be utilized by office personnel.

Going Concern

Riverside’s auditors have expressed substantial doubt as to Riverside’s ability to continue as a going concern as a result of an accumulated deficit of $221,147 as of December 31, 2004 which has increased to $282,696 as of September 30, 2005. Riverside’s ability to continue as a going concern is subject to the ability of Riverside to obtain a profit and /or obtaining the necessary funding from outside sources. Management’s plan to address Riverside’s ability to continue as a going concern, includes (i) realization of increased revenues from sales (ii) obtaining funding from private placement sources; (iii) obtaining additional funding from the sale of Riverside’s securities; (iv) obtaining loans from shareholders as necessary, and (v) converting outstanding debt to equity. Although management believes that it will be able to obtain the necessary funding to allow Riverside to remain a going concern through the methods discussed above, there can be no assurances that such methods will prove successful.

Critical Accounting Policies

In Note 3 to the audited consolidated financial statements for the years ended December 31, 2004 and 2003 included in this prospectus, Riverside discusses those accounting policies that are considered to be significant in determining the results of operations and its financial position. Riverside believes that the accounting principles utilized by it conform to accounting principles generally accepted in the United States of America.

The preparation of financial statements requires management to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. By their nature, these judgments are subject to an inherent degree of uncertainty. On an on-going basis, Riverside evaluates its estimates, including those related to bad debts, inventories, intangible assets, warranty obligations, product liability, revenue, and income taxes. Riverside bases its estimates on historical experience and other facts and circumstances that are believed to be reasonable, and the results form the basis for making judgments about the carrying value of assets and liabilities. The actual results may differ from these estimates under different assumptions or conditions.

With respect to revenue recognition, Riverside applies the following critical accounting policies in the preparation of its financial statements.

Revenue Recognition

Revenues earned in Riverside’s capacity as magazine publishers, comprised of advertising, consulting, contract, poster, project and polybag-insert sales, are recognized by Riverside when the service obligation has been fulfilled or the product is delivered to the customer and the collectibility of the sales proceeds are reasonably assured. Revenues from grants and subscriptions are recognized during the period in which the costs are incurred.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS 123 (revised 2004), “Accounting for Stock Based Compensation.” This statement supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” This revised statement establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods and services, including the grant of stock options to employees and directors. The Statement requires Riverside to recognize compensation cost based on the grant date fair value of the equity instruments its awards. Riverside estimates that SFAS 123 (R) will not have a negative impact on its financial statements.

In March 2004, the FASB issued EITF No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments (“EITF 03-1”). The objective of EITF 03-1 is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. In October 2004, the FASB delayed the recognition and measurement provisions of EITF 03-1 until implementation guidance is issued. Management believes that the adoption of EITF 03-1 will not have a material impact on Riverside’s financial condition or results of operations.

In December 2003, the FASB issued Interpretation No.46 (“FIN46R”), Consolidation of Variable Interest Entities an Interpretation of Accounting Research Bulletin No.51 (“ARB51”), which addresses how a business enterprise should evaluate whether it has a controlling interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN46R replaces FASB Interpretation No.46 (FIN46), which was issued in January 2003. Before concluding that it is appropriate to apply ARB51 voting interest consolidation model to an entity, an enterprise must first determine that the entity is not a variable interest entity (VIE). As of the effective date of FIN46R, an enterprise must evaluate its involvement with all entities or legal structures created before February1, 2003, to determine whether consolidation requirements of FIN46R apply to those entities. There is no grandfathering of existing entities. Public companies must apply either FIN46 or FIN46R immediately to entities created after January31, 2003 and no later than the end of the first reporting period that ends after March15, 2004. The adoption of FIN46 had no effect on Riverside’s financial position, results of operations or cash flows.

In December 2003, the Commission issued Staff Accounting Bulletin (SAB)No.104, Revenue Recognition. SAB104 revises or rescinds portions of the interpretive guidance included in Topic13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The adoption of SAB104 did not have a material effect on Riverside’s results of operations or financial condition.

In May 2003, the FASB issued SFAS150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS150 is effective for financial instruments entered into or modified after May31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June15, 2003. On November7, 2003, FASB Staff Position150-3 was issued, which indefinitely deferred the effective date of SFAS150 for certain mandatory redeemable non-controlling interests. As Riverside does not have any of these financial instruments, the adoption of SFAS150 did not have any impact on Riverside’s consolidated financial statements.

In April 2003, FASB issued SFAS No.149, Amendment of Statement133 on Derivative Instruments and Hedging Activities. SFAS149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS133, Accounting for Derivatives and Hedging Activities. SFAS149 is generally effective for derivative instruments, including derivative instruments embedded in certain contracts, entered into or modified after June30, 2003. The adoption of SFAS 149 did not have a material impact on the operating results or financial condition of Riverside.

DESCRIPTION OF PROPERTY

Riverside currently maintains office space in an office occupied by Leslie Lounsbury, for which Riverside has no lease and is obligated to pay no rent. This address is 55 Braintree Crescent Winnipeg Manitoba R3J 1E1 and the phone number is (204) 228-9695. Riverside does not believe that it will need to obtain additional office space at any time in the foreseeable future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, no director, executive officer, nominee for election as a director of Riverside, owner of five percent of more of Riverside’s outstanding shares, or any member of their immediate family, has entered into any related transaction.

On January 21, 2005, Riverside issued 4,000,000 shares of common stock to Leslie Lounsbury, Riverside’s current chief executive officer, chief financial officer and one of its directors in exchange for 80% of the issued and outstanding shares of Spirit Enterprises pursuant to the terms of the Stock Purchase and Sale Agreement.

On January 21, 2005, Riverside issued 500,000 shares of common stock to Dallice Callum, sister of Riverside’s chief executive officer, in exchange for 10% of the issued and outstanding shares of Spirit Enterprises pursuant to the terms of the Stock Purchase and Sale Agreement.

On January 21, 2005, Riverside issued 500,000 shares of common stock to Dylan Callum, brother of Riverside’s chief executive officer, in exchange for 10% of the issued and outstanding shares of Spirit Enterprises pursuant to the terms of the Stock Purchase and Sale Agreement.

On December 23, 2004, Riverside issued 25,000 shares of common stock to Martin Tutschek, Riverside’s director and secretary, at a purchase price of $0.10 per share for a total of $2,500.

On December 23, 2004, Riverside issued 25,000 shares of common stock to Barbara Tutschek, the wife of Riverside’s director and secretary, at a purchase price of $0.10 per share for a total of $2,500.

On August 15, 2004, Riverside issued 455,000 shares of common stock to Kent Carasquero, son of Riverside’s chief executive officer, for cash consideration of $0.02 per share, for a total of $9,100.

On August 15, 2004, Riverside issued 100,000 shares of common stock to Tyee Capital Consultants, Inc., the sole shareholder of which is Kent Carasquero, son of Riverside’s chief executive officer, for cash consideration of $0.02 per share, for a total of $2,000.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public trading market exists for Riverside’s securities. Riverside has no common equity subject to outstanding purchase options or warrants. Riverside has no securities convertible into its common equity. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly registered by Riverside.

As of January 30, 2006, there were 8,989,159 shares of common stock outstanding, held by 67 shareholders of record. Upon effectiveness of this registration statement, 8,989,159 shares of Riverside will be eligible for sale, subject to the resale rules related to officers, directors and affiliate shareholders as mandated by the Securities Act.

Riverside has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon Riverside’s future earnings, if any, its financial condition, and other factors as deemed relevant by the board of directors.

EXECUTIVE COMPENSATION

The following table provides summary information of Riverside during the years 2004, 2003, and 2002 concerning all compensation, either cash or non-cash, paid or accrued by Riverside to or on behalf of the president or secretary of Riverside. No officer or employee of Riverside received a total salary and bonus exceeding $100,000 during the periods reflected.

                                            Summary Compensation Table

------------------------------------------------------------------ --------------------------------------------------------

                       Annual Compensation                                         Long Term Compensation
------------------------------------------------------------------ --------------------------------------------------------
------------------------------------------------------------------ --------------------------- ----------------------------

                                                                             Awards                      Payouts
------------------------------------------------------------------ --------------------------- ----------------------------
------------------- -------- ---------- -------- ----------------- ------------ -------------- ---------- -----------------

Name and            Year     Salary     Bonus    Other Annual      Restricted   Securities     LTIP       All Other
Principal Position                               Compensation      Stock        Underlying     Payouts    Compensation
                                                                   Awards       Options
                                                                                Sars #
------------------- -------- ---------- -------- ----------------- ------------ -------------- ---------- -----------------
------------------- -------- ---------- -------- ----------------- ------------ -------------- ---------- -----------------
Leslie Lounsbury    2004         -         -            -               -             -            -             -
CEO and CFO         2003         -         -            -               -             -            -             -
                    2002         -         -            -               -             -            -             -
------------------- -------- ---------- -------- ----------------- ------------ -------------- ---------- -----------------
------------------- -------- ---------- -------- ----------------- ------------ -------------- ---------- -----------------
Martin Tutschek     2004         -         -            -               -             -            -             -
Secretary*          2003         -         -            -               -             -            -             -
                    2002         -         -            -               -             -            -             -
------------------- -------- ---------- -------- ----------------- ------------ -------------- ---------- -----------------

* Mr. Tutschek served as Riverside’s chief executive officer, chief financial officer and principal accounting officer from inception until January 21, 2005.

As of January 30, 2006, no officer or director of Riverside has received any form of compensation for services rendered on Riverside’s behalf, neither has any form of compensation accrued to any officer or director for such services. Although there is no current plan in existence, it is possible that Riverside will adopt a plan to pay or accrue compensation to Riverside’s officers and directors for services related to the implementation of Riverside’s business plan. Riverside has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but, the board of directors may recommend adoption of one or more such programs in the future. Riverside has no employment contract or compensatory plan or arrangement with any executive officer of Riverside. Riverside’s directors currently do not receive any cash compensation for their service as members of the board of directors. There is no compensation committee, and no compensation policies have been adopted.

FINANCIAL STATEMENTS

Riverside’s unaudited financial statements for the three and nine month periods ended September 30, 2005 and 2004 are attached hereto as pages F-1 through F-12 and the audited financial statements for the periods ended December 31, 2004 and 2003 are attached hereto as pages F-13 through F-26.

                                             RIVERSIDE MANITOBA, INC.

                               INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                   FOR PERIODS ENDED SEPTEMBER 30, 2005 AND 2004

Unaudited Consolidated Balance Sheets                                                                     F-2

Unaudited Consolidated Statements of Loss                                                                 F-3

Unaudited Consolidated Statements of Deficit                                                              F-5

Unaudited Consolidated Statement of Cash Flows                                                            F-6

Notes to the Unaudited Consolidated Financial Statements                                                  F-7

                                                                                            Riverside Manitoba Inc.
                                                                                        Consolidated Balance Sheets

--------------------------------------------------------------------------------------------------------------------
                                                                                   September 30       December 31
                                                                                           2005              2004
--------------------------------------------------------------------------------------------------------------------
                                                                                      (Unaudited)       (Audited)
--------------------------------------------------------------------------------------------------------------------
   Assets

   Current
     Cash                                                                                 1,163            11,329
     Accounts receivable                                                                 30,685            39,675
     Prepaid expenses and deposits                                                       15,050            50,194
--------------------------------------------------------------------------------------------------------------------

                                                                                         46,898           101,198
   Advances to related company                                                                -               955
   Equipment (Note 4)                                                                    19,098            24,731
   Prepaid expenses and deposits
                                                                                          3,224            14,559
--------------------------------------------------------------------------------------------------------------------

                                                                                         69,220           141,443
--------------------------------------------------------------------------------------------------------------------
   Liabilities

   Current
     Bank indebtedness                                                                    9,238            14,140
     Accounts payable                                                                   110,793            95,157
     Note payable (Note 5)                                                                8,600                 -
     Deferred revenue                                                                    24,474            93,282
     Advance from related company  (Note 6)                                               5,327                 -
     Term loan due on demand  (Note 7)                                                   11,372            13,343
--------------------------------------------------------------------------------------------------------------------

                                                                                        169,804           215,922
   Deferred revenue                                                                      25,872            14,559
   Future income taxes                                                                    1,978             1,248
   Payable to shareholders  (Note 8)                                                     31,119            21,139
--------------------------------------------------------------------------------------------------------------------

                                                                                        228,773           252,868
--------------------------------------------------------------------------------------------------------------------
   Shareholder's Deficit
   Share capital  (Note 9)                                                              123,143           109,722
   Deficit                                                                            (282,696)         (221,147)
--------------------------------------------------------------------------------------------------------------------

                                                                                      (159,553)         (111,425)
--------------------------------------------------------------------------------------------------------------------

                                                                                         69,220           141,443
--------------------------------------------------------------------------------------------------------------------

                     The accompanying notes are an integral part of these financial statements

                                                                                            Riverside Manitoba Inc.
                                                                                    Consolidated Statements of Loss
                                                                                                        (Unaudited)

------------------------------------------------------------------------------------------------------------------------
                                                       Nine Months Ended                    Three Months Ended
                                                 September 30           September 30     September 30      September 30
                                                         2005                   2004             2005              2004
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

   Sales
     Advertising                                     60,841               84,679             10,307          29,416
     Contract sales                                  84,127              158,129             16,365          44,216
     Poster, project and polybags                    10,756               37,249              7,765           1,505
      Subscriptions                                  13,051               15,506             1,909            4,188
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

                                                    168,775              295,563             36,346          79,325
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

   Cost of sales
     Magazine costs                                 67,074               177,454              7,317          14,261
     Posters, project and polybags                   2,163                25,763                 -            5,109
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

                                                    69,237               203,217              7,317          19,370
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

   Gross margin                                     99,538                92,346             29,029          59,955
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

   Expenses
     Bad debts                                           -                   377                 -                -
     Consulting fees                                16,162                     -            14,162                -
     Depreciation                                    6,142                 6,604             2,012              666
     Interest and bank charges                       3,167                   390               281              126
     Interest on long-term debt                      1,597                 1,503               632              734
     Marketing                                      80,138                59,391            34,194           43,295
     Meals and entertainment                         1,776                 4,013               743              476
     Office                                          3,569                 6,375             1,866            2,309
     Professional fees                              12,022                 2,528               766            1,187
     Salaries, wages and benefits                   40,749                 9,798             9,538            4,454
     Telephone, fax and internet                     7,500                 7,238             4,048            2,124
     Travel                                         19,615                16,798             4,758            3,183
     Vehicle expenses                               10,288                 8,816             4,649            2,370
     Website and computer support                    5,002                 6,812             1,348            1,131
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

                                                   207,727               130,643            78,997           62,055
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

   Loss from operations                          (108,189)              (38,297)          (49,968)          (2,100)
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

Continued on next page

                     The accompanying notes are an integral part of these financial statements

                                                                                            Riverside Manitoba Inc.
                                                                                    Consolidated Statements of Loss
                                                                                                        (Unaudited)

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                          Nine Months Ended                 Three Months Ended
                                                      September 30      September 30     September 30      September 30
                                                              2005              2004             2005              2004
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

   Loss from operations
   (Continued from previous page)                       (108,189)          (38,297)           (49,968)        (2,100)
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

   Other income
     Gain on settlement of debt                             9,357                 -              9,357              -
     Grants                                                40,908                 -             22,940              -
     Other income                                           2,561               407                  -             93
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

                                                           52,826               407             32,297             93
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

   Net loss                                              (55,363)          (37,890)           (17,671)        (2,007)
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

   Loss per share
     Basic                                                (0.006)           (0.004)            (0.002)        (0.001)
     Diluted                                              (0.004)           (0.004)            (0.001)        (0.001)
   Weighted average number of
     common shares (000's)
     Basic                                                  8,942             8,643              8,974          8,643
     Diluted                                               14,468             8,643             17,365          8,643
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

                     The accompanying notes are an integral part of these financial statements

                                                                                            Riverside Manitoba Inc.
                                                                                  Consolidated Statement of Deficit
                                                                                                        (Unaudited)

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                                                                       September 30
                                                                                                               2005
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

   Deficit, beginning of period
                                                                                                           (244,172)
   Net loss
                                                                                                            (17,671)
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

   Deficit, end of period prior to cumulative foreign exchange
   adjustment                                                                                              (261,843)
   Cumulative foreign exchange adjustment
                                                                                                            (20,853)
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

   Deficit, end of period
                                                                                                           (282,696)
---------------------------------------------------------------------------------------------------------------------

                     The accompanying notes are an integral part of these financial statements

                                                                                            Riverside Manitoba Inc.
                                                                               Consolidated Statement of Cash Flows
                                                                                                        (Unaudited)

------------------------------------------------------------------------------------------------------------------------
                                                                                              Nine Months Ended
                                                                                      September 30      September 30
                                                                                              2005              2004
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

Cash provided by (used for) the following activities
    Operating activities
     Net loss                                                                                (55,363)          (37,890)
     Depreciation                                                                               6,142             6,604
     Foreign exchange                                                                         (5,965)            21,038
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

                                                                                             (55,186)          (10,248)
     Changes in working capital accounts
         Accounts receivable                                                                    8,990          (13,704)
         Prepaid expenses and deposits                                                         46,479          (24,519)
         Accounts payable and accruals                                                         15,636            52,309
         Deferred revenue                                                                    (57,495)             3,421
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

                                                                                             (41,576)             7,259
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

   Financing activities
     Draws on line of credit                                                                  199,652           309,133
     Repayments on line of credit                                                           (204,554)         (312,239)
     Repayments of term loan due on demand                                                    (1,971)           (1,249)
     Advances from related company                                                             10,473                 -
     Repayments of advances to related company                                                (4,191)                 -
     Advances from shareholders                                                                35,095            10,076
     Repayments of advances from shareholders                                                (25,115)          (12,601)
     Purchase of equipment                                                                          -             (973)
     Issue of note payable                                                                      8,600                 -
     Issue of common shares                                                                    13,421                 -
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

                                                                                               31,410           (7,853)
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

   Decrease in cash resources                                                                (10,166)             (594)
   Cash resources, beginning of period                                                         11,329               874
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

   Cash resources, end of period                                                                1,163               280
------------------------------------------------------------------------------------------------------------------------

                     The accompanying notes are an integral part of these financial statements

Riverside Manitoba Inc.

Notes to the Consolidated Financial Statements

(Unaudited)

1. Going concern

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the payment of liabilities in the ordinary course of business. Should Riverside Manitoba Inc., (“Riverside”) be unable to continue as a going concern, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due.

Riverside incurred net losses of $55,363 and $37,890 for the periods ended September 30, 2005 and September 30, 2004 respectively. Further, Riverside has an accumulated deficit of $282,696 as of September 30, 2005, and has a working capital deficiency of $122,906. These factors raise concerns about Riverside’s ability to continue as a going concern.

Riverside will need additional working capital to be successful in any future business activities. Therefore, continuation of Riverside as a going concern is dependent upon engaging in active business operations which produce adequate cash flow and obtaining additional sources of working capital. Management is presently seeking additional working capital equity funding and plans to continue to expand the distribution of SAY magazine with funds obtained. However, if its efforts are unsuccessful, Riverside may have to cease operations. These financial statements do not reflect the adjustments or reclassification other than as described below, of assets and liabilities which would be necessary if Riverside were unable to continue its operations.

2. Organization and Presentation

Riverside was incorporated February 12, 2002 in the State of Nevada as “Homelands Security, Inc.”, to provide security and private investigation consulting services. Riverside abandoned these efforts in February of 2004. On January 18, 2005, Riverside changed its name to “Riverside Manitoba Inc.”

On January 21, 2005, Riverside closed a Stock Purchase and Sale agreement with the Shareholders of Spirit of Youth Enterprises Inc. (“Spirit Enterprises”), whereby 100% of the shares of Spirit Enterprises were acquired by Riverside. In consideration of this purchase, Riverside issued 5,000,000 common shares of Riverside at $0.001 per share to the former shareholders of Spirit Enterprises so that a controlling interest (approximately 57.8%) passed to the former shareholders of Spirit Enterprises.

Spirit Enterprises was incorporated under the laws of Manitoba, Canada and publishes SAY magazine which is aimed at Aboriginal youth with insights into entertainment, sports, careers, celebrity and youth culture.

The consolidated financial statements at September 30, 2005 assume the acquisition of Spirit Enterprises by Riverside, occurred January 1, 2003.

Because the shares issued in the acquisition of Spirit Enterprises represent control of the total shares prior to the private placement of Riverside’s common stock issued and outstanding immediately following the acquisition, Spirit Enterprises is deemed for financial reporting purposes to have acquired Riverside in a reverse acquisition. The business combination has been accounted for as a recapitalization of Riverside giving effect to the acquisition of 100% of the outstanding common shares of Spirit Enterprises. The surviving entity reflects the assets and liabilities of Riverside and Spirit Enterprises at their historical book value and the historical operations of Riverside are those of the two entities.

Riverside Manitoba Inc.

Notes to the Consolidated Financial Statements

(Unaudited)

3. Significant accounting policies

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America using the following significant accounting policies:

Basis of consolidation

Riverside has consolidated the assets, liabilities, revenues and expenses of all subsidiaries after the elimination of inter-company transactions and balances. The consolidated financial statements include the accounts of Riverside, and its wholly owned subsidiary Spirit Enterprises.

Property and equipment

Property and equipment are initially recorded at cost. Depreciation is provided using rates and methods intended to amortize the cost of assets over their estimated useful lives.

                                                                             Method               Rate
                           Computer equipment                          declining balance          30%
                           Computer software                           declining balance          100%
                           Website development                           straight-line            5 years
                           Furniture and fixtures                      declining balance          20%

In the year of acquisition, depreciation is taken at one-half of the above rates.

Deferred revenue

Riverside receives grant and subscription revenues in advance of incurring the costs to produce the magazine. The unearned revenue is deferred until the related costs of the magazines are incurred.

Revenue recognition

Advertising, consulting, contract sales, poster, project and polybags revenue is recognized by Riverside when the service obligation has been fulfilled or the product is delivered to the customer and the collectibility of the sales proceeds are reasonably assured. Grant and subscription revenue is recognized during the period in which the costs are incurred.

Measurement uncertainty (use of estimates)

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Accounts receivable are stated after evaluation as to their collectibility and an appropriate allowance for doubtful accounts is provided where considered necessary. Depreciation is based on the estimated useful lives of property and equipment.

These estimates and assumptions are reviewed periodically and, as adjustments become necessary they are reported in earnings in the periods in which they become known.

Riverside Manitoba Inc.

Notes to the Consolidated Financial Statements

(Unaudited)

3.     Significant accounting policies, continued

Foreign operations and currency translation

Spirit of Youth Enterprises operates in Canada. The net losses from Canadian operations were $31,183 and $37,440 for the nine months ended September 30, 2005 and September 30, 2004 respectively.

Revenues and expenses denominated in foreign currencies are translated at average monthly exchange rates during the year. Assets and liabilities are translated into U.S. dollars based upon exchange rates prevailing at the end of each year. The resulting translation adjustment is a component of shareholders’ deficit.

Future income taxes

Riverside accounts for income taxes in accordance with Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Future income taxes and liabilities are computed annually for differences between financial statement basis and the income tax basis of assets and liabilities that will result in taxable or deductible amounts in the future. Such future income tax computations are based on enacted tax laws and rates applicable to the years in which the differences are expected to affect taxable income.

Cash and cash equivalents

Cash and cash equivalents include balances with banks and short-term investments with maturities of three months or less.

                                                                                  Nine Months Ended September 30,2005

                                                                               Accumulated                       2005
                                                                 Cost                                  Net book value
                                                                              amortization

        Computer equipment                                     21,103             13,355                      7,748
        Computer software                                         636                636                          -
        Website development                                    26,993             17,569                      9,424
        Furniture and fixtures                                  4,009              2,083                      1,926

                                                               52,741             33,643                     19,098

5. Note payable

During the 9 months ended September 30, 2005, advances of $8,600 ($10,000 CDN) in the form of a promissory note was received from a shareholder.

The promissory note bears interest at 10% per annum and is convertible on demand to common shares of Riverside at the option of the shareholder equal to the value of the debt.

Riverside Manitoba Inc.

Notes to the Consolidated Financial Statements

(Unaudited)

6.     Advances from related company

The advances are unsecured, non-interest bearing and has no specific terms of repayment. Riverside is related by virtue of a shareholder of Riverside being a director of Riverside.

7.

Term loan due on demand

2005
Weatoba Credit Union, bearing interest at the Credit Union's variable loan rate (5.5%) plus 1%, repayable in Canadian dollars in monthly installments of $336 ($391 CDN), including interest, due December 31, 2008, secured by a general security agreement.	11,372
11,372

Principal repayments on term loans due on demand in each of the next five years are estimated as follows:

2005 (remaining three months)	684
2006	3,443
2008	3,675
2009	3,570

8. Payable to shareholders

Shareholder loans are unsecured, non-interest bearing and has no specific terms of repayment. As the shareholders have indicated that payment will not be demanded within the next 12 months, these amounts have been classified as non-current.

Riverside Manitoba Inc.

Notes to the Consolidated Financial Statements

(Unaudited)

  9.     Share capital

                                                                                                  Nine Months Ended
                                                                                                 September 30, 2005
                                                                                        ----------------------------
                                                                                        ----------------------------

        Authorized
             Common shares
                45,000,000 Class A, voting, $0.001 par value
             Preferred shares
                5,000,000 Class A, non-voting, $0.001 par value, preferences, conversion and other rights, voting powers, restrictions,
                limitations as to dividends and qualifications and rights thereof shall be set by the board of directors.
        Issued
             Common shares
                8,989,159     Class A                                                                       123,143
                                                                                        ----------------------------
                                                                                        ----------------------------

                                                                                                            123,143

                                                                                               Nine Months Ended
                                                                                              September 30, 2005

        Common shares                                                                    Number              Amount
                                                                           -----------------------------------------
                                                                           -----------------------------------------

        Opening balance                                                               8,884,159             109,722
             Issued for cash                                                            105,000              13,421

                                                                           -----------------------------------------
                                                                           -----------------------------------------
        Closing balance                                                               8,989,159             123,143

10. Financial instruments

Riverside, as part of its operations, carries a number of financial instruments. It is management’s opinion that Riverside is not exposed to significant interest, currency or credit risks arising from these financial instruments except as otherwise disclosed.

Fair value of financial instruments

The carrying amount of cash, term deposits, accounts receivable, bank overdraft, current bank loans, accounts payable and accruals approximates their fair value due to the short-term maturities of these items. For term loans, it is not practicable within the constraints of timeliness or cost to determine the fair value with sufficient reliability because the instruments are not traded in an organized financial market.

Riverside Manitoba Inc.

Notes to the Consolidated Financial Statements

(Unaudited)

10. Financial instruments, continued

Credit risk

Financial instruments that potentially subject Riverside to concentrations of credit risk consist primarily of trade accounts receivable. Company sales are concentrated in the area of advertising and magazine publication and distribution; however, credit exposure is limited due to Riverside’s large customer base.

Foreign currency risk

Spirit Enterprises enters into transactions as part of its normal operations denominated in Canadian currency for which the related revenues, expenses, accounts receivable and accounts payable balances are subject to exchange rate fluctuations. As at September 30, 2005, the following items are denominated in Canadian currency, but have been converted to U.S. dollars as itemized below:

                                                                                           Nine Months Ended
                                                                                                September 30
                                                                                                        2005

                                                                                                      USD

        Cash                                                                                          487
        Accounts receivable                                                                        30,685
        Prepaid expenses and deposits                                                              18,275
        Advance to related company                                                                    -
        Property and equipment                                                                     19,098
        Bank indebtedness                                                                           9,238
        Accounts payable                                                                           86,746
        Shareholder loan                                                                            4,285
        Deferred revenue                                                                           50,346
        Advance from related company                                                                5,327
        Term loans due on demand                                                                   11,372
        Future income taxes payable                                                                 1,978
        Note payable                                                                                8,600

RIVERSIDE MANITOBA, INC.

INDEX TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2004 AND 2003

Report of Independent Registered Public Accounting Firm                                                                                      F-14

Audited Consolidated Balance Sheets                                                                                                                     F-15

Audited Consolidated Statements of Loss                                                                                                               F-16

Audited Consolidated Statements of Deficit                                                                                                            F-18

Audited Consolidated Statement of Cash Flows                                                                                                     F-19

Notes to the Audited Consolidated Financial Statements                                                                                         F-20

Report of Independent Registered Public Accounting Firm

To the Directors of Riverside Manitoba Inc.:

We have audited the consolidated balance sheets of Riverside Manitoba Inc. as at December 31, 2004 and 2003 and the consolidated statements of loss, deficit and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2004 and 2003 and the results of its operations and its cash flows for each of the years then ended in accordance with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred net losses of $73,941 and $62,458 in 2004 and 2003 respectively, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/MNP, LLP

Winnipeg, Manitoba

Meyers Norris Penny LLP Chartered Accountants

October 12, 2005

        500 – 1661 Portage Avenue, Winnipeg, Manitoba, R#J 3T7, Phone: (204) 775-4531, 1-877-500-0795

                                                                                            Riverside Manitoba Inc.
                                                                                        Consolidated Balance Sheets
                                                                                            As at December 31, 2004

                                                                                             2004           2003
    Assets
    Current
     Cash                                                                                     11,329             874
     Accounts receivable                                                                      39,675          33,826
     Prepaid expenses and deposits                                                            50,194           5,131
----------------------------------------------------------------------------------------------------------------------

                                                                                             101,198          39,831
    Advances to related company  (Note 4)                                                        955               -
    Equipment  (Note 5)                                                                       24,731          33,087
    Prepaid expenses and deposits                                                             14,559               -
----------------------------------------------------------------------------------------------------------------------

                                                                                             141,443          72,918
----------------------------------------------------------------------------------------------------------------------

    Liabilities
    Current
     Bank indebtedness  (Note 6)                                                              14,140          14,610
     Accounts payable                                                                         95,157          31,247
     Deferred revenue                                                                         93,282          43,278
     Term loan due on demand  (Note 7)                                                        13,343          15,152
----------------------------------------------------------------------------------------------------------------------

                                                                                             215,922         104,287

    Deferred revenue                                                                          14,559               -

    Future income taxes                                                                        1,248           2,931
    Payable to shareholders  (Note 8)                                                         21,139          25,497
----------------------------------------------------------------------------------------------------------------------

                                                                                             252,868         132,715
----------------------------------------------------------------------------------------------------------------------

    Shareholders' Deficit

    Share capital (Note 9)                                                                   109,722          80,336
    Deficit                                                                                (221,147)       (140,133)
----------------------------------------------------------------------------------------------------------------------

                                                                                           (111,425)        (59,797)
----------------------------------------------------------------------------------------------------------------------

                                                                                             141,443          72,918
----------------------------------------------------------------------------------------------------------------------

                     The accompanying notes are an integral part of these financial statements

                                                                                            Riverside Manitoba Inc.
                                                                                    Consolidated Statements of Loss
                                                                               For the year ended December 31, 2004

                                                                                          2004           2003

    Sales
     Advertising                                                                           106,623          44,941
     Consulting                                                                                -            19,711
     Posters, project and polybags                                                          42,111          21,599
     Contract sales                                                                        192,897          33,937
     Subscriptions                                                                          23,849          20,250
---------------------------------------------------------------------------------------------------------------------

                                                                                           365,480         140,438
---------------------------------------------------------------------------------------------------------------------

    Cost of sales
     Magazine costs                                                                        230,114          60,802
     Posters, project and polybags                                                          29,759           5,125
     Project costs                                                                             -             7,559
     Shortwraps                                                                                -             1,689
---------------------------------------------------------------------------------------------------------------------

                                                                                           259,873          75,175
---------------------------------------------------------------------------------------------------------------------

    Gross margin                                                                           105,607          65,263
---------------------------------------------------------------------------------------------------------------------

    Expenses
     Bad debts                                                                                 380              51
     Depreciation                                                                           11,507           9,433
     Interest and bank charges                                                                 610             479
     Interest on long-term debt                                                              1,983           1,004
     Marketing                                                                              79,843          34,449
     Office                                                                                  8,212          12,274
     Professional fees                                                                      19,436           3,670
     Rent                                                                                    8,124             -
     Salaries, wages and benefits                                                           10,745          18,389
     Telephone, fax and internet                                                            11,030           3,882
     Travel                                                                                 33,535          23,209
     Vehicle expenses                                                                       11,932           4,876
     Website and computer support                                                            8,357             865
---------------------------------------------------------------------------------------------------------------------

                                                                                           205,694         112,581
---------------------------------------------------------------------------------------------------------------------

    Loss from operations                                                                  (100,087)        (47,318)
---------------------------------------------------------------------------------------------------------------------

Continued on next page

                     The accompanying notes are an integral part of these financial statements

                                                                                            Riverside Manitoba Inc.
                                                                                    Consolidated Statements of Loss
                                                                               For the year ended December 31, 2004

                                                                                            2004            2003

    Loss from operations  (Continued from previous page)                                  (100,087)        (47,318)
---------------------------------------------------------------------------------------------------------------------

    Other income (expense)
     Foreign exchange loss                                                                    (489)              -
     Gain on settlement of asset retirement obligation                                           -          12,137
     Grants                                                                                 20,189          45,419
     Loss on disposal of investments                                                             -         (77,778)
     Other income                                                                            4,679           6,239
---------------------------------------------------------------------------------------------------------------------

                                                                                            24,379         (13,983)
---------------------------------------------------------------------------------------------------------------------

    Loss before income taxes                                                               (75,708)        (61,301)

    Provision for income taxes
     Future (recovery)                                                                      (1,767)          1,157
---------------------------------------------------------------------------------------------------------------------

    Net loss                                                                               (73,941)        (62,458)
---------------------------------------------------------------------------------------------------------------------

    Loss per share
     Basic                                                                                  (0.008)         (0.013)
     Diluted                                                                                (0.008)         (0.013)

    Weighted average number of common shares (000's)
     Basic                                                                                   8,764           4,831
     Diluted                                                                                 8,764           4,831
---------------------------------------------------------------------------------------------------------------------

                     The accompanying notes are an integral part of these financial statements

                                                                                            Riverside Manitoba Inc.
                                                                                 Consolidated Statements of Deficit
                                                                               For the year ended December 31, 2004

                                                                                          2004            2003

    Deficit, beginning of year                                                           (132,539)        (70,081)
    Net loss                                                                              (73,941)        (62,458)
---------------------------------------------------------------------------------------------------------------------

    Deficit, end of year prior to cumulative foreign exchange adjustment                 (206,480)       (132,539)
    Cumulative foreign exchange adjustment                                                (14,667)         (7,594)
---------------------------------------------------------------------------------------------------------------------

    Deficit, end of year                                                                 (221,147)       (140,133)
---------------------------------------------------------------------------------------------------------------------

                     The accompanying notes are an integral part of these financial statements

                                                                                            Riverside Manitoba Inc.
                                                                               Consolidated Statement of Cash Flows
                                                                               For the year ended December 31, 2004

                                                                                            2004                2003

    Cash provided by (used for) the following activities
    Operating activities
     Net loss                                                                              (73,941)         (62,458)
     Depreciation                                                                           11,507            9,433
     Future income taxes                                                                    (1,767)               -
     Bad debts                                                                                 380               51
     Loss on disposal of investments                                                             -           77,778
     Foreign exchange                                                                       (5,962)          (7,398)
---------------------------------------------------------------------------------------------------------------------

                                                                                           (69,783)          17,406
     Changes in working capital accounts
         Accounts receivable                                                                (6,229)         (24,208)
         Prepaid expenses and deposits                                                     (59,622)          (5,131)
         Accounts payable and accruals                                                      63,908            5,617
         Deferred revenue                                                                   64,563           21,148
---------------------------------------------------------------------------------------------------------------------

                                                                                            (7,163)          14,832
---------------------------------------------------------------------------------------------------------------------

    Financing activities
     Repayments of term loan due on demand                                                  (1,809)          (1,751)
     Advances from shareholders                                                                  -            5,154
     Draws on line of credit                                                               393,640          222,534
     Repayments on line of credit                                                         (395,135)        (199,630)
     Repayment of advances from shareholders                                                (4,358)               -
     Issue of common shares                                                                 29,386                -
     Gain on settlement of debt obligation                                                       -          (12,137)
---------------------------------------------------------------------------------------------------------------------

                                                                                            21,724           14,170
---------------------------------------------------------------------------------------------------------------------

    Investing activities
     Purchases of equipment                                                                 (3,151)         (28,128)
     Advances to related company                                                              (955)               -
---------------------------------------------------------------------------------------------------------------------

                                                                                            (4,106)         (28,128)
---------------------------------------------------------------------------------------------------------------------

    Increase in cash resources                                                              10,455              874

    Cash resources, beginning of year                                                          874                -
---------------------------------------------------------------------------------------------------------------------

    Cash resources, end of year                                                             11,329              874
---------------------------------------------------------------------------------------------------------------------

                     The accompanying notes are an integral part of these financial statements

Riverside Manitoba Inc.

Notes to the Consolidated Financial Statements For the year ended December 31, 2004

1. Going concern

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the payment of liabilities in the ordinary course of business. Should Riverside Manitoba Inc. (formerly Homelands Security Inc.) (“Riverside”) be unable to continue as a going concern, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due.

Riverside incurred net losses of $73,941 and $62,458 in 2004 and 2003 respectively. Further, Riverside has an accumulated deficit of $181,124 as of December 31, 2004, and a working capital deficiency of $114,724. These factors raise concerns about Riverside’s ability to continue as a going concern.

Riverside will need additional working capital to be successful in any future business activities. Therefore, continuation of Riverside as a going concern is dependent upon engaging in active business operations which produce adequate cash flow and obtaining additional sources of working capital. Management is presently engaged in seeking additional working capital equity funding and plans to continue to expand the distribution of SAY magazine with funds obtained. However, if its efforts are unsuccessful, Riverside may have to cease operations.

2. Organization and Presentation

Riverside was incorporated February 12, 2002 in the State of Nevada as “Homelands Security, Inc.”, to provide security and private investigation consulting services. Riverside abandoned these efforts in February of 2004. On January 18, 2005, Riverside changed its name to “Riverside Manitoba Inc.” Riverside was incorporated February 12, 2002 in the State of Nevada.

On January 21, 2005, Riverside closed a Stock Purchase and Sale agreement with the Shareholders of Spirit of Youth Enterprises Inc. (“Spirit Enterprises”), whereby 100% of the shares of Spirit Enterprises were acquired by Riverside. In consideration of this purchase, Riverside issued 5,000,000 common shares at $0.001 per share to the former shareholders of Spirit Enterprises so that a controlling interest (approximately 57.8%) passed to the former shareholders of Spirit Enterprises.

Spirit Enterprises was incorporated under the laws of Manitoba, Canada and publishes SAY magazine which is aimed at Aboriginal youth with insights into entertainment, sports, careers, celebrity and youth culture.

As Riverside had no business operations at the time of the transaction, the acquisition of Spirit Enterprises by Riverside has been accounted for as a recapitalization of Spirit Enterprises, with these historical consolidated financial statements presenting the financial position, operations and cash flows of Riverside and Spirit Enterprises as if the recapitalization had occurred prior to January 1, 2003. The consolidated entity continues under the name of Riverside Manitoba Inc.

Riverside Manitoba Inc.

Notes to the Consolidated Financial Statements For the year ended December 31, 2004

3. Significant accounting policies

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America using the following significant accounting policies:

Basis of consolidation

Riverside has consolidated the assets, liabilities, revenues and expenses of the subsidiary after the elimination of inter-company transactions and balances. The consolidated financial statements include the accounts of Riverside, and its wholly owned subsidiary Spirit Enterprises. All figures are in USD unless otherwise indicated.

Equipment

Equipment is recorded at cost. Depreciation is provided using rates intended to amortize the cost of assets over their estimated useful lives.

                                                                                Method                 Rate
                                                                      --------------------------------------------
                                                                      --------------------------------------------
                           Furniture and fixtures                          Declining balance           20%
                           Computer equipment                              Declining balance           30%
                           Website development                               straight-line           5 years
                           Computer software                               Declining balance          100%

In the year of acquisition, depreciation is taken at one-half of the above rates.

Deferred revenue

Riverside receives grant and subscription revenues in advance of incurring the costs to produce the magazine. The unearned revenue is deferred until the related costs of the magazines are incurred.

Revenue recognition

Advertising, consulting, contract sales, poster, project and polybags revenue is recognized by Riverside when the service obligation has been fulfilled or the product is delivered to the customer and the collectibility of the sales proceeds are reasonably assured.

Grant and subscription revenue is recognized during the period in which the costs are incurred.

Measurement uncertainty (use of estimates)

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

Accounts receivable are stated after evaluation as to their collectibility and an appropriate allowance for doubtful accounts is provided where considered necessary. Depreciation is based on the estimated useful lives of equipment.

Riverside Manitoba Inc.

Notes to the Consolidated Financial Statements For the year ended December 31, 2004

3.     Significant accounting policies, continued

These estimates and assumptions are reviewed periodically and, as adjustments become necessary they are reported in earnings in the periods in which they become known.

Foreign operations and currency translation

Spirit Enterprises operates in Canada. The net loss from Canadian operations was $48,754. In 2003 net earnings from Canadian operations was $4,740.

Revenues and expenses denominated in foreign currencies are translated at average monthly exchange rates during the year. Assets and liabilities are translated into USD based upon exchange rates prevailing at the end of each year. The resulting translation adjustment is a component of shareholders’ deficit.

Future income taxes

Riverside accounts for income taxes in accordance with Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Future income taxes and liabilities are computed annually for differences between financial statement basis and the income tax basis of assets and liabilities that will result in taxable or deductible amounts in the future. Such future income tax computations are based on enacted tax laws and rates applicable to the years in which the differences are expected to affect taxable income.

Cash and cash equivalents

Cash and cash equivalents include balances with banks and short-term investments with maturities of three months or less.

4.     Advances to related company

The advances are unsecured, non-interest bearing and have no specified terms of repayment. Riverside is related by virtue of a shareholder of Riverside being a director of Riverside.

                                                                                           2004            2003
                                                                   Accumulated           Netbook         Netbook
                                                           Cost    amortization           value           value

        Furniture and fixtures                            3,878    1,699                   2,179           2,740
        Computer equipment                               20,415    10,896                  9,519          13,356
        Website development                              26,112    13,079                 13,033          16,925
        Computer software                                   616    616                       -                66

                                                         51,021    26,290                 24,731          33,087

Riverside Manitoba Inc.

Notes to the Consolidated Financial Statements For the year ended December 31, 2004

6. Bank indebtedness

Riverside has an operating line facility in the amount of $20,000 CDN (2003 — $20,000), which bears interest at the Credit Union’s prime rate (4.25%) plus 2.0%. The operating line is secured by a general security agreement and a personal guarantee from the shareholder in the amount of $20,000 CDN.

7.     Term loan due on demand

                                                                                            2004                   2003
                                                                                  --------------------------------
                                                                                  --------------------------------
         Westoba Credit Union, bearing interest at the Credit Union's variable            13,343          15,152
         loan rate (5.5%) plus 1%, repayable in monthly instalments of $391 CDN, including interest, due December 31, 2008, secured by a general security agreement.
                                                                                  --------------------------------
                                                                                  --------------------------------

                                                                                          13,343          15,152

Principal repayments on term loans due on demand in each of the next five years are estimated as follows (CDN):

                                  2005                                          3,753
                                  2006                                          4,004
                                  2007                                          4,273
                                  2008                                          4,167

8. Payable to shareholders

Shareholder loans are unsecured, non-interest bearing and have no specific terms of repayment. As the shareholders have indicated that payment will not be demanded within the next 12 months, these amounts have been classified as non-current.

Riverside Manitoba Inc.

Notes to the Consolidated Financial Statements For the year ended December 31, 2004

9.       Share capital

                                                                                                2004            2003
                                                                                      --------------------------------
                                                                                      --------------------------------

         Authorized

              Common shares
                45,000,000 Class A, voting, $0.001 par value

              Preferred shares
                5,000,000 Class A, non-voting, $0.001 par value, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and qualifications and rights thereof shall be set by the board of directors.

         Issued

              Common shares
                8,884,159     Class A  (2003 - 8,643,659)                                    109,722          80,336
                                                                                      ---------------------------------

                                                                                             109,722          80,336

                                                                       2004                          2003
                                                                       -----------------------------------------------
                                                                       -----------------------------------------------

         Common shares                                         Number          Amount         Number         Amount
                                                       ---------------------------------------------------------------
                                                       ---------------------------------------------------------------

         Opening balance                                    8,643,659          80,336      1,018,000          9,695
              Issued for cash                                 240,500          29,386            -              -
              Issued in exchange for shares                       -               -        5,000,000          5,000
              Issued in exchange for debt settlement              -               -        2,625,659         65,641
                                                       ---------------------------------------------------------------

         Closing balance                                    8,884,159         109,722      8,643,659         80,336

10. Financial instruments

Riverside as part of its operations carries a number of financial instruments. It is management’s opinion that Riverside is not exposed to significant interest, currency or credit risks arising from these financial instruments except as otherwise disclosed.

Fair value of financial instruments

The carrying amount of cash, accounts receivable, bank indebtedness and accounts payable approximates their fair value due to the short-term maturities of these items. For term loans, it is not practicable within the constraints of timeliness or cost to determine the fair value with sufficient reliability because the instruments are not traded in an organized financial market.

Riverside Manitoba Inc.

Notes to the Consolidated Financial Statements For the year ended December 31, 2004

10. Financial instruments, continued

Credit risk

Financial instruments that potentially subject Riverside to concentrations of credit risk consist primarily of trade accounts receivable. Company sales are concentrated in the area of advertising and magazine publication and distribution; however, credit exposure is limited due to Riverside’s large customer base.

Foreign currency risk

The Subsidiary enters into transactions as part of its normal operations denominated in Canadian currency for which the related revenues, expenses, accounts receivable and accounts payable balances are subject to exchange rate fluctuations. As at December 31, 2004, the following items are denominated in Canadian currency, but have been converted to U.S. collars as itemized below:

                                                                                                                                                                                            2004
                                                                                                       2003
                                                                                        USD

                                                                                                        USD

         Cash                                                                           834             886
         Accounts receivable                                                         39,675          33,826
         Prepaid expenses and deposits                                               64,753           5,131
         Property and equipment                                                      24,731          33,087
         Bank indebtedness                                                           14,140          14,610
         Accounts payable                                                            79,158          31,247
         Deferred revenue                                                           107,841          43,278
         Term loan due on demand                                                     13,343          15,152
         Future income taxes payable                                                  1,248           2,931
         Payable to shareholder                                                       9,647           4,312

                                                                                    355,370         184,460

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTS OF ACCOUNTING AND FINANCIAL DISCLOSURE

Riverside has had no changes in or disagreements with its accountants, as to accounting or financial disclosure, over the two most recent fiscal years.

AVAILABLE INFORMATION AND REPORTS TO SECURITIES HOLDERS

Riverside has filed this prospectus with the Commission on Form SB-2 with respect to the common stock offered to be registered. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to Riverside and its common stock, see the registration statement and the exhibits and schedules attached thereto. Riverside is currently a non-reporting company and does not regularly file reports or other information with the Commission.

Riverside does not anticipate that future annual reports will be voluntarily delivered to Riverside’s security holders; however, Riverside will provide at no cost to each security holder copies of Riverside’s annual report which will include audited financial statements. In addition, Riverside will provide, at no cost to each person who has received a prospectus, a copy of any information that is incorporated herein by reference. To request such information, call (204) 228-9695 or write to:

         Leslie Lounsbury

         Riverside Manitoba Inc.

        440 — 375 Water Street

        Vancouver, B.C.  V6B 5C6

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Riverside’s articles of incorporation, attached as exhibit 3(i) hereto, specifically article 8, provide that it must indemnify its directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer of Riverside or a fiduciary of an employee benefit plan, or is or was serving at the request of Riverside as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Riverside’s bylaws, attached as Exhibit 3(ii) hereto, specifically section 6.09, provide that it will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Riverside, absent a finding of negligence or misconduct in office. The bylaws also permit Riverside to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Riverside has the power to indemnify such person against liability for any of those acts.

The effect of these provisions is potentially to indemnify Riverside’s directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Riverside. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity will not apply on account of:

o acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law o unlawful distributions

o any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The securities are being registered in connection with the public offering of 8,989,159 shares of Riverside’s common stock, and all of the following expenses will be born by Riverside. The amounts set forth are estimates except for the Commission registration fee:

       ----------------------------------------------------------------------------- ------------------------
       Expense                                                                             Amount to be Paid
       ----------------------------------------------------------------------------- ------------------------
       ----------------------------------------------------------------------------- ------------------------
       Commission registration fee                                                             $           9
       Attorneys' fees and expenses                                                                   30,000
       Accountants' fees and expenses                                                                 35,000
       Transfer agent's and registrar's fees and expenses                                              8,991
       Total                                                                                       $  74,000
       ----------------------------------------------------------------------------- ------------------------

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of Riverside securities without registration within the last three years. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities. All of the following shares are common stock.

----------------------- ----------- ----------------------- -------------- --------- ------------------ -------------
         Date             Shares             Name           Consideration   Price       Description      Exemption
----------------------- ----------- ----------------------- -------------- --------- ------------------ -------------
----------------------- ----------- ----------------------- -------------- --------- ------------------ -------------
January 27, 2003        18,000      Lester Van Mersbergen   $9,000         $0.50     Cash               Reg. D /
                                                                                                        4(2)
October 1, 2003         250,000     Peter Carasquero        $6,250         $0.025    Debt settlement    Reg. S
October 1, 2003         100,000     Linda Richards          $2,500         $0.025    Debt settlement    Reg. S
October 1, 2003         200,000     Pia Athayde             $5,000         $0.025    Debt settlement    Reg. S
October 1, 2003         225,000     Karmjit Berar           $5,625         $0.025    Debt settlement    Reg. S
October 1, 2003         150,000     Jinder Berar            $3,750         $0.025    Debt settlement    Reg. S
October 1, 2003         200,000     Gabby Barlev            $5,000         $0.025    Debt settlement    Reg. S
October 1, 2003         50,000      Terry Yuck              $1,250         $0.025    Debt settlement    Reg. S
October 1, 2003         200,000     Ruairidh Campbell       $5,000         $0.025    Debt settlement    Reg. D /
                                                                                                        4(2)
October 1, 2003         350,000     Jeff Young              $8,750         $0.025    Debt settlement    Reg. S
October 1, 2003         50,000      Nirwal Grewal           $1,250         $0.025    Debt settlement    Reg. S
October 1, 2003         50,000      Nirmaljit Grewal        $1,250         $0.025    Debt settlement    Reg. S
October 1, 2003         150,000     Paul Bains              $3,750         $0.025    Debt settlement    Reg. S
October 1, 2003         50,000      Jaswat Bains            $1,250         $0.025    Debt settlement    Reg. S
October 1, 2003         50,000      Dylan Staniul           $1,250         $0.025    Debt settlement    Reg. S
October 1, 2003         25,000      Jasvir Sidhu            $625           $0.025    Debt settlement    Reg. S
October 1, 2003         50,000      Amarjit Sidhu           $1,250         $0.025    Debt settlement    Reg. S
October 1, 2003         50,000      Bruce Moore             $1,250         $0.025    Debt settlement    Reg. S
October 1, 2003         50,000      Harjit Dhaliwal         $1,250         $0.025    Debt settlement    Reg. S
October 1, 2003         125,659     BP Equity               $3,141         $0.025    Debt settlement    Reg. S
October 1, 2003         100,000     Jaswant Pandher         $2,500         $0.025    Debt settlement    Reg. S
October 1, 2003         100,000     Amarjit Pandher         $2,500         $0.025    Debt settlement    Reg. S
December 11, 2004       40,000      Vince Carnovale         $4,000         $0.10     Cash               Reg. S

December 11, 2004       10,000      Laura Burgin            $1,000         $0.10     Cash               Reg. S
December 11, 2004       10,000      Jeff O'Neill            $1,000         $0.10     Cash               Reg. S
December 11, 2004       10,000      Sandro Frei             $1,000         $0.10     Cash               Reg. S
December 11, 2004       10,000      Heather Maitland        $1,000         $0.10     Cash               Reg. S
December 11, 2004       10,000      Emma Fairhurst          $1,000         $0.10     Cash               Reg. S
December 11, 2004       10,000      Jason Scott             $1,000         $0.10     Cash               Reg. S
December 11, 2004       10,000      Shelley MacFarlane      $1,000         $0.10     Cash               Reg. S
December 11, 2004       10,000      Matt Werner             $1,000         $0.10     Cash               Reg. S
December 11, 2004       10,000      Lynne Raisilainen       $1,000         $0.10     Cash               Reg. S
December 11, 2004       10,000      Jan Raisilainen         $1,000         $0.10     Cash               Reg. S
December 11, 2004       10,000      Lisa Nagy               $1,000         $0.10     Cash               Reg. S
December 11, 2004       10,000      Kerry Nagy              $1,000         $0.10     Cash               Reg. S
December 11, 2004       10,000      Thomas Dunnigan         $1,000         $0.10     Cash               Reg. S
December 12, 2004       10,000      Marcia Pederson         $1,000         $0.10     Cash               Reg. S
December 23, 2004       25,000      Barbara Tutschek        $2,500         $0.10     Cash               Reg. S
December 23, 2004       25,000      Martin Tutschek         $2,500         $0.10     Cash               Reg. S
December 24, 2004       10,500      Bayside Mgmt.           $1,500         $0.10     Cash               Reg. S
July 5, 2004            100,000     Tyee Cap'l Consult.     $2,000         $0.02     Cash               Reg. S
August 4, 2004          100,000     Andy Lewis              $2,000         $0.02     Cash               Reg. S
August 9, 2004          100,000     Victoria Chen           $2,000         $0.02     Cash               Reg. S
August 10, 2004         100,000     Alex Tavuchis           $2,000         $0.02     Cash               Reg. S
August 10, 2004         100,000     Mohamed Verjee          $2,000         $0.02     Cash               Reg. S
August 10, 2004         455,000     Kent Carasquero         $9,100         $0.02     Cash               Reg. S
January 21, 2005        4,000,000   Leslie Lounsbury        $4,000         $0.001    Share exchange     Reg. S
January 21, 2005        500,000     Dallice Callum          $500           $0.001    Share exchange     Reg. S
January 21, 2005        500,000     Dylan Callum            $500           $0.001    Share exchange     Reg. S
April 4, 2005           50,000      Michael Springob        $5,000         $0.10     Cash               Reg. S
July 8, 2005            10,000      Joan Glover             $1,000         $0.10     Cash               Reg. S
July, 11, 2005          5,000       Stephan Atoui           $500           $0.10     Cash               Reg. S
July, 11, 2005          5,000       Martin Gait             $500           $0.10     Cash               Reg. S
July, 11, 2005          5,000       Ryan Lee                $500           $0.10     Cash               Reg. S
July, 11, 2005          5,000       Lindsay Moffat          $500           $0.10     Cash               Reg. S
July, 11, 2005          5,000       Stacy Smith             $500           $0.10     Cash               Reg. S
August 4, 2005          10,000      Damon Poole             $1,000         $0.10     Cash               Reg. S
August 4, 2005          10,000      John Xinos              $1,000         $0.10     Cash               Reg. S
November 18, 2005       50,000      Jinder Berar            $1,250         $0.025    Debt settlement    Reg. S
November 18, 2005       5,000       Carrie Beeman           $100           $0.02     Cash               Reg. S
November 18, 2005       5,000       Dave Beeman             $100           $0.02     Cash               Reg. S
November 18, 2005       5,000       Dawn Beeman             $100           $0.02     Cash               Reg. S
November 18, 2005       5,000       Denni Beeman            $100           $0.02     Cash               Reg. S
November 18, 2005       5,000       Glenn Beeman            $100           $0.02     Cash               Reg. S
November 18, 2005       5,000       Luci Beeman             $100           $0.02     Cash               Reg. S
November 18, 2005       5,000       Neil Beeman             $100           $0.02     Cash               Reg. S
November 18, 2005       5,000       Robb Beeman             $100           $0.02     Cash               Reg. S
November 18, 2005       5,000       James Peacock           $100           $0.02     Cash               Reg. S
----------------------- ----------- ----------------------- -------------- --------- ------------------ -------------

All of the above recent sales of unregistered securities were made in reliance upon an exemption from registration provided by either Regulation S, Regulation D, or Section 4(2) promulgated by the Commission pursuant to the Securities Act.

Riverside complied with the requirements of Regulation S by having no directed offering efforts made in the United States, by offering only to an offeree who was outside the United States at the time the shares were issued, and ensuring that the offeree to whom the stock was issued was a non-U.S. offeree with an address in a foreign country.

Riverside complied with the requirements of Regulation D by offering less than $1,000,000 of Riverside’s securities in any 12-month period.

Riverside complied with the requirements of Section 4(2) based on the following factors: (1) the issuance was an isolated private transaction by Riverside which did not involve a public offering; (2) the offeree committed to hold the stock for at least one year; (3) there were no subsequent or contemporaneous public offerings of the stock; (4) the stock was not broken down into smaller denominations; and (5) the negotiations for the sale of the stock took place directly between the offeree and Riverside.

INDEX TO AND DESCRIPTION OF EXHIBITS

Exhibit No.	Page No.	Description
3(i)(a)	Attached	Articles of Incorporation date February 12, 2002.
3(i)(b)	Attached	Amendment to the Articles of Incorporation date January 18, 2005.
3(ii)	Attached	By-laws of Riverside adopted on January 27, 2005.
5	Attached	Opinion Letter of Gerald Einhorn, Esq. dated January 30, 2006.
10(a)	Attached	Debt Settlement Agreement dated October 1, 2003, with BP Equity Management, Inc.
10(b)	Attached	Stock Purchase and Sale Agreement with the shareholders of Spirit of Youth Enterprises, Inc., dated January 21, 2005.
23(i)	Attached	Consent of Independent Registered Public Accounting Firm dated January 30, 2006.
23(ii)	Attached	Consent of Counsel (See Exhibit 5)

UNDERTAKINGS

Riverside hereby undertakes that it will:

o File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

o Include any prospectus required by section 10(a)(3) of the Securities Act;

o Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

o Include any additional or changed material information on the plan of distribution.

o File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

o For determining liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of the registration statement pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

o For determining liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of such securities at the time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Riverside, pursuant to the foregoing provisions, or otherwise, Riverside has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event a claim for indemnification against such liabilities, other than payment by Riverside of expenses incurred or paid by a director, officer or controlling person of Riverside in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, Riverside will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act, Riverside certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Vancouver, B.C., on January 30, 2006.

         Riverside Manitoba Inc.

         By: /s/ Leslie Lounsbury

         Leslie Lounsbury

         Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer

In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature                                                             Date

/s/ Leslie Lounsbury                                         January 30, 2006

Leslie Lounsbury, Director

/s/ Martin Tutschek                                           January 30, 2006

Martin Tutschek, Director